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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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The Dow Chemical Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Dow Chemical Company

Midland, Michigan 48674

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 15, 2008 AT 10:00 A.M. EDT

March 28, 2008

Dear Stockholder of The Dow Chemical Company:

We are pleased to invite you to the Annual Meeting of Stockholders of The Dow Chemical Company to be held on Thursday, May 15, 2008, at 10 a.m. Eastern Daylight Time, at the Midland Center for the Arts, 1801 West St. Andrews, Midland, Michigan. A map is printed on the back page of this Proxy Statement and is also included on your admittance ticket. At the Meeting, stockholders will vote on the following matters either by proxy or in person:

  •
  Election of Directors.

  •
  Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2008.

  •
  Four proposals submitted by stockholders, if properly presented.

  •
  Transaction of any other business as may properly come before the Meeting.

Your vote is important. Whether or not you plan on attending the Meeting, please vote your shares as soon as possible on the Internet, by telephone or by mail. Your Board of Directors has set the close of business on March 17, 2008, as the record date for determining stockholders who are entitled to receive notice of the Annual Meeting and any adjournment, and who are entitled to vote. A list of stockholders entitled to vote shall be open to any stockholder for any purpose relevant to the Meeting for ten days before the Meeting, during normal business hours, at the Office of the Corporate Secretary, 2030 Dow Center, Midland, Michigan.

A ticket of admission or proof of stock ownership is necessary to attend the Meeting. A ticket is included with your proxy material. Stockholders with registered accounts or who are in the Dividend Reinvestment Program or employees' savings plans should check the box on the voting form if attending in person. Other stockholders holding stock in nominee name or beneficially through a bank or broker (in "street name") need only bring their ticket of admission. Street name holders without tickets will need proof of record date ownership for admission to the Annual Meeting, such as a March 2008 brokerage statement or letter from the bank or broker. Questions may be directed to 877-227-3294 (a toll-free telephone number in the United States and Canada) or 989-636-1792, or faxed to 989-638-1740.

Since seating is limited, the Board has established the rule that only stockholders may attend or one person holding a proxy for any stockholder or account (in addition to those named as Board proxies on the proxy forms). Proxy holders are asked to present their credentials in the lobby before the Annual Meeting begins. If you are unable to attend the Meeting, please listen to the live audio webcast at the time of the Meeting, or the audio replay after the event, at www.DowGovernance.com.

Thank you for your continued support and your interest in The Dow Chemical Company.

Charles J. Kalil
Executive Vice President,
Law and Government Affairs,
General Counsel and Corporate Secretary

®™ Trademark of The Dow Chemical Company

2008 ANNUAL MEETING OF STOCKHOLDERS
THE DOW CHEMICAL COMPANY

Notice of the Annual Meeting and Proxy Statement

Notice of the Annual Meeting	1
Voting Procedures	4
Corporate Governance	6
Agenda Item 1: Candidates for Election as Director	11
Compensation Committee Report	14
Compensation Information
Compensation Discussion and Analysis	15
Compensation Tables and Narrative	24
Equity Compensation Plan Information	34
Beneficial Ownership of Company Stock	35
Agenda Item 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm	36
Agenda Item 3: Stockholder Proposal on Respiratory Problems	37
Agenda Item 4: Stockholder Proposal on Environmental Remediation	39
Agenda Item 5: Stockholder Proposal on Genetically Engineered Seed	41
Agenda Item 6: Stockholder Proposal on an Executive Compensation Plan	44
Audit Committee Report	46
Other Governance Matters	47
Appendix A – Director Independence	49
Map to Annual Meeting of Stockholders
This Proxy Statement is issued in connection with the 2008 Annual Meeting of Stockholders of The Dow Chemical Company to be held on May 15, 2008.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON
THURSDAY, MAY 15, 2008 AT 10:00 A.M. EDT

The 2008 Proxy Statement, 2007 Form 10-K and Stockholder Summary and
the 2007 Corporate Report are available at www.DowGovernance.com/proxy

VOTING PROCEDURES

In the following pages of this Proxy Statement, you will find information on your Board of Directors, the candidates for election to the Board, and five other agenda items to be voted upon at the Annual Meeting of Stockholders and any adjournment or postponement of that Meeting. The background information in this Proxy Statement has been supplied to you at the request of the Board of Directors to help you decide how to vote and to provide information on the Company's corporate governance and compensation practices. References in this document to the Company and Dow mean The Dow Chemical Company. This Proxy Statement is first being distributed to stockholders on or about March 28, 2008.

Vote Your Shares in Advance

The enclosed voting form will help you cast your vote on the Internet, by telephone or by mail. Your shares will be voted if the voting form is properly executed and received by the independent Inspector of Election prior to the Meeting. If no specific choices are made by you when you execute your voting form, as explained on the form, your shares will be voted as recommended by your Board of Directors.

You may revoke your voting proxy at any time before its use at the Meeting by sending a written revocation, by submitting another proxy on a later date, or by attending the Meeting and voting in person. No matter which voting method you choose, however, you should not vote any single account more than once unless you wish to change your vote. Be sure to submit votes for each separate account in which you hold Dow shares.

Confidential Voting

The Company has a long-standing policy of vote confidentiality. Proxies and ballots of all stockholders are kept confidential from the Company's management and Board unless disclosure is required by law and in other limited circumstances. The policy further provides that employees may confidentially vote their shares of Company stock held by the Company's employees' savings plans, and requires the appointment of an independent tabulator and inspector of election for the Meeting.

Dividend Reinvestment Program Shares and Employees' Savings Plans Shares

If you are enrolled in the Dividend Reinvestment Program ("DRP"), the shares of common stock owned on the record date by you directly, plus all shares of common stock held for you in the DRP, will appear together on a single voting form. The DRP administrator, The Bank of New York, will vote all shares of stock held in your DRP account as directed by you only if you return your proxy form. If no specific instruction is given on an executed proxy form, the DRP administrator will vote as recommended by your Board of Directors.

Participants in various employees' savings plans, including The Dow Chemical Company Employees' Savings Plan, The Dow Chemical Company Employee Stock Ownership Plan, the DH Compounding Savings and Retirement Plan and the Mycogen Corporation Deferred Savings Plan (the "Plan" or "Plans"), will receive, as appropriate, a separate confidential voting instruction form, in addition to voting forms for any shares held in registered and street name. Your executed form will provide voting instructions to the respective Plan Trustee. If no instructions are provided, the Trustees will vote the respective Plan shares according to the provisions of each Plan.

Dow Shares Outstanding and Quorum

At the close of business on the record date, March 17, 2008, there were 930,679,770 shares of Dow Common Stock outstanding and entitled to vote. Each share of common stock is entitled to one vote. There are no shares of preferred stock outstanding. A majority of the outstanding shares of common stock present in person or represented by proxy constitutes a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes will be included in determining the presence of a quorum at the Annual Meeting. Broker non-votes occur when a person holding shares in street name, meaning through a brokerage firm, does not provide instructions as to how to vote their shares.

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4 2008 DOW PROXY STATEMENT

Proxies on Behalf of the Dow Board

The enclosed voting form is being solicited by your Board of Directors to provide an opportunity to all stockholders of record to vote on agenda items, whether or not the stockholders are able to attend the Meeting or an adjournment or postponement thereof. Proxies on behalf of the Board may be solicited in person, by mail, by telephone or by electronic communication by Dow officers and employees. The proxy representatives of the Board of Directors will not be specially compensated for their services in this regard.

Dow has retained D. F. King & Co., Inc. to aid in the solicitation of stockholders (primarily brokers, banks and other institutional investors) for an estimated fee of $16,000, plus out-of-pocket expenses. Arrangements have been made with brokerage houses, nominees and other custodians and fiduciaries to send materials to their principals, and their reasonable expenses will be reimbursed on request. The cost of solicitation will be borne by the Company.

2008 DOW PROXY STATEMENT 5

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Company has adopted Corporate Governance Guidelines which are available at www.DowGovernance.com. Stockholders may receive a printed copy of the Corporate Governance Guidelines without charge by contacting the Office of the Corporate Secretary.* These Guidelines were adopted by the Board of Directors in order to set forth key areas of importance in Dow corporate governance.

The Board of Directors

The ultimate authority to oversee the business of The Dow Chemical Company rests with the Board of Directors. The role of the Board is to effectively govern the affairs of the Company for the benefit of its stockholders and, to the extent appropriate under Delaware corporation law, other constituencies including employees, customers, suppliers and communities in which it does business. Among other duties, the Board appoints the Company's officers, assigns to them responsibility for management of the Company's operations, and reviews their performance.

One Director left the Board in 2007: J. Pedro Reinhard, a Director since 1995. One Director joined the Board in 2007: Dennis H. Reilley was elected on August 17, 2007.

Director Independence

The Board has assessed the independence of each non-employee Director based upon the Company's Director independence standards listed on the Company's corporate governance website (www.DowGovernance.com) and attached to this Proxy Statement as Appendix A. These standards incorporate the criteria in the listing standards of the New York Stock Exchange, as currently in effect, as well as additional, more stringent criteria established by the Board. Based upon these standards, the Board has determined that the following nine members of the Board are independent: Directors Barton, Bell, Fettig, Franklin, Hess, Reilley, Ringler, Shaw and Stern. These independent Directors constitute a substantial majority of the Board, consistent with Board policy. No independent Director left the Board in 2007.

When assessing independence, the Governance Committee and the Board consider all relationships between the Directors and the Company, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Company screens for such relationships using an annual Directors and Officers Questionnaire that requires disclosure of any transactions with the Company in which the Director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. Given the large size of our Company and its diverse commercial and geographic markets, there are times when Dow sells products to, or purchases products or services from, other companies for which Dow Directors serve as executive officers or directors. The Governance Committee and the Board took into account the fact that Messrs. Fettig and Hess and Ms. Shaw served as executive officers during each of the past three years of entities with which Dow made purchases or sales. All such purchases and sales were made at arms-length, commercial terms, and the Directors did not personally benefit from such transactions. In all instances, the extent of business represented less than 2% of Dow's and the other entity's revenues.

Presiding Director

The independent Directors on the Board elect a Presiding Director from among their own members. Paul G. Stern was elected as Presiding Director to serve until the 2009 Annual Meeting. Among other responsibilities, the Presiding Director works with the Chairman to set the Board agenda and to determine the appropriate materials to be provided to the Directors. He leads executive sessions of the Board, serves as a member of the Executive Committee, facilitates communication between the Board and management, and serves as focal point for stockholder communications addressed to independent Directors. The Presiding Director may retain outside professionals on behalf of the Board as the Board may determine is necessary and appropriate. Contact information for the Presiding Director is shown on page 7. *Office of the Corporate Secretary, The Dow Chemical Company, 2030 Dow Center, Midland, MI 48674, 989-636-1792 (telephone), 989-638-1740 (fax).

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6 2008 DOW PROXY STATEMENT

Communication with Directors

Stockholders and other interested parties may communicate directly with the full Board, the Presiding Director, the non-management Directors as a group, or with specified individual Directors by any of several methods. These include mail addressed to The Dow Chemical Company, 2030 Dow Center, Midland, MI 48674, and the "Contact Us" feature of Dow's corporate governance website at www.DowGovernance.com. The Presiding Director and other non-management Directors may also be contacted by email addressed to PresidingDirector@Dow.com. Please specify the intended recipient(s) of your letter or electronic message.

Communications will be distributed to any or all Directors as appropriate depending upon the individual communication. However, the Directors have requested that communications that do not directly relate to their duties and responsibilities as Directors of the Company be excluded from distribution and deleted from email that they access directly. Such excluded items include "spam;" advertisements; mass mailings; form letters and email campaigns that involve unduly large numbers of similar communications; solicitations for goods, services, employment or contributions; surveys; and individual product inquiries or complaints. Additionally, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will also be screened for omission. Any omitted or deleted communication will be made available to any Director upon request.

Board and Committee Meetings; Annual Meeting Attendance

The Federal securities laws require companies to report whether any Director attended fewer than 75% of the sum of the total number of Board meetings and the total number of Board committee meetings that each such respective Director was eligible to attend during the past year. There were nine Board meetings in 2007 and 22 formal Board committee meetings. All of the Directors exceeded the attendance threshold, and seven had 100% attendance at all Board and Board committee meetings they were eligible to attend. All but one of the Directors attended every Board meeting. The Directors are encouraged to attend all Annual Meetings of Stockholders, and in 2007, eleven of the twelve Directors then serving attended.

Executive Sessions of Directors

The non-management Directors meet in executive session in connection with each regularly scheduled meeting of the Board, and at other times as they may determine appropriate. The Audit, Compensation, and Governance Committees of the Board typically meet in executive session in connection with every Committee meeting.

Board Committees

Board committees perform many important functions. The responsibilities of each Committee are stated in the Bylaws and in their respective committee charters, which are available at www.DowGovernance.com. Stockholders may receive a printed copy of the committee charters without charge by contacting the Office of the Corporate Secretary.* The Board, upon the recommendation of the Governance Committee, elects members to each committee and has the authority to change committee chairs, memberships and the responsibilities of any committee. A brief description of the current standing Board committees follows, with memberships listed as of March 17, 2008, the record date for the Annual Meeting. The Audit, Compensation, and Governance Committees are comprised entirely of independent Directors who meet the independence requirements of the New York Stock Exchange, the U.S. Securities and Exchange Commission and the Company as set forth in Appendix A of this Proxy Statement.

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2008 DOW PROXY STATEMENT 7

Standing Committee and Function	Chair and Members		Meetings in 2007

Audit Committee	B. H. Franklin, Chair		9

Oversees the quality and integrity of the financial statements of the Company; the qualifications, independence and performance of the independent auditors; and the Company's system of disclosure controls and procedures and system of internal control over financial reporting. Has oversight responsibility for the performance of the Company's internal audit function and compliance with legal and regulatory requirements. A more complete description of the duties of the Committee is contained in the Audit Committee charter available at www.DowGovernance.com.	J. A. Bell J. M. Fettig	D. H. Reilley P. G. Stern

Compensation Committee	J. M Ringler, Chair		5

Assists the Board in meeting its responsibilities relating to the compensation of the Company's Chief Executive Officer and other senior executives in a manner consistent with and in support of the business objectives of the Company, competitive practice and applicable standards. A more complete description of the duties of the Committee is contained in the Compensation Committee charter available at www.DowGovernance.com.	J. K. Barton J. B. Hess	R. G. Shaw

Environment, Health and Safety Committee	J. K. Barton, Chair		3

Assists the Board in fulfilling its oversight responsibilities by assessing the effectiveness of environment, health and safety programs and initiatives that support the environment, health and safety policy of the Company, and by advising the Board on matters impacting corporate citizenship and Dow's public reputation. A more complete description of the duties of the Committee is contained in the Environment, Health and Safety Committee charter available at www.DowGovernance.com.	A. A. Allemang A. N. Liveris G. E. Merszei	D. H. Reilley J. M. Ringler R. G. Shaw

Executive Committee	A. N. Liveris, Chair		2
Exercises the powers of the Board in the management and direction of the business and affairs of the Company between meetings of the full Board of Directors.	B. H. Franklin G. E. Merszei	P. G. Stern

Governance Committee	P. G. Stern, Chair		5

Assists the Board on all matters relating to the selection, qualification, and compensation of members of the Board, as well as any other matters relating to the duties of Board members. Acts as a nominating committee with respect to candidates for Directors and makes recommendations to the Board concerning the size, structure and committees of the Board. Assists the Board with oversight of governance matters. A more complete description of the duties of the Committee is contained in the Governance Committee charter available at www.DowGovernance.com.	J. A. Bell J. M. Fettig	B. H. Franklin

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8 2008 DOW PROXY STATEMENT

Board of Directors' Terms

Dow's Restated Certificate of Incorporation provides that all Directors stand for election at each Annual Meeting of Stockholders.

Director Qualifications

There are certain minimum qualifications for Board membership that Director candidates should possess, including strong values and discipline, high ethical standards, a commitment to full participation on the Board and its committees, relevant career experience, and a commitment to ethnic, racial and gender diversity. The Governance Committee has adopted guidelines to be used in evaluating candidates for Board membership. In addition to the characteristics mentioned above, the guidelines provide that candidates should possess individual skills, experience and demonstrated abilities that help meet the current needs of the Board, such as experience or expertise in some of the following areas: the chemical industry, global business, science and technology, finance and/or economics, competitive positioning, corporate governance, public affairs, and experience as chief executive officer, chief operating officer or chief financial officer of a major company. Other factors that are considered include independence of thought, willingness to comply with Director stock ownership guidelines, meeting applicable Director independence standards (where independence is desired) and absence of conflicts of interest. The Governance Committee may modify the minimum qualifications and evaluation guidelines from time to time as it deems appropriate. These Director Qualifications are posted in Dow's Corporate Governance Guidelines, available at www.DowGovernance.com, and any modifications to the Director Qualifications would be described in the Guidelines.

Nominations for Director

Among the Governance Committee's most important functions is the selection of Directors. The Committee has a long-standing practice of accepting stockholders' suggestions of candidates to consider as potential Board members, as part of the Committee's periodic review of the size and composition of the Board and its committees. Such recommendations should be sent to the Governance Committee through the Corporate Secretary.*

Under the Company's Bylaws, stockholders wishing to formally nominate a person for election as a Director at the next Annual Meeting must notify the Corporate Secretary* between November 28, 2008, and January 27, 2009. Such notices must comply with the provisions set forth in the Bylaws. A copy of the Bylaws may be found on the Company's website at www.DowGovernance.com. Alternatively a copy of the Bylaws will be provided without charge to any stockholder who requests it in writing. Such requests should be addressed to the Corporate Secretary.*

The Governance Committee has adopted a process for identifying new Director candidates. Recommendations may be received by the Committee from various sources, including current or former Directors, a search firm retained by the Committee, stockholders, Company executives, and by self-nomination. The Governance Committee uses the same process to evaluate Director nominees recommended by stockholders as it does to evaluate nominees identified by other sources. In 2007, a search firm was retained by the Committee to identify independent director candidates that possess the skills and experience described above. Dow's most recent independent director addition, Dennis H. Reilley, was recommended by Dow's Chief Executive Officer and non-management Directors.

The evaluation of Director candidates involves several steps, not necessarily in any particular order. A preliminary analysis of a nominee involves securing a resume and other background data and comparing this data to the Director attributes mentioned above, as well as to the current needs of the Board for new members. References are checked and analyses are performed to identify potential conflicts of interest and appropriate independence from the Company. Candidate information is provided to all Governance Committee members for purposes of discussion and evaluation. If the Committee decides to further evaluate a candidate, interviews are conducted. Other steps may include requesting additional data from the candidate, providing Company background information to the candidate, and determining the candidate's schedule compatibility with Dow Board and Committee meeting dates.

Code of Business Conduct

All Directors, officers and employees of Dow are expected to be familiar with the Company's Code of Business Conduct, and to apply it in the daily performance of their Dow responsibilities. The Code of Business Conduct is intended to focus employees, officers and Directors on areas of ethical risk, help them recognize and make informed decisions on ethical issues, help create a culture of the highest ethical and business standards, and provide mechanisms to report unethical conduct. The full text of Dow's Code of Business Conduct is available at www.Dow.com, by clicking on "Ethics." Stockholders may receive a printed copy of the Code of Business Conduct without charge by contacting the Office of the Corporate Secretary.* (continued on next page)

2008 DOW PROXY STATEMENT 9

Compensation Committee Interlocks

No member of Dow's Compensation Committee has served as a Dow officer or employee at any time. None of Dow's executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of Dow's Board of Directors. None of Dow's executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of Dow's Board's Compensation Committee.

Related Person Transaction Policy

The Federal securities laws require public companies to describe any transaction, since the beginning of the last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. Related persons are directors and executive officers, nominees for director and any immediate family members of directors, executive officers or nominees for director and greater than 5% holders of Dow Common Stock. Companies are also required to describe their policies and procedures for the review, approval or ratification of any related person transaction.

Pursuant to Dow's Code of Business Conduct, and annual review of Director independence, the Company has had procedures in place to monitor related person transactions for several years. Upon the recommendation of the Governance Committee, the Board of Directors adopted a formal written policy (the "Policy") on related person transactions on February 15, 2007.

The Governance Committee is responsible for reviewing the material facts of all transactions that could potentially be "transactions with related persons." The Policy covers any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, (2) the Company is a participant, and (3) any related person has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). The Governance Committee is responsible to either approve or disapprove of the entry into the transaction, subject to the exceptions listed below. If advance Committee approval of the transaction is not feasible, then the transaction shall be considered and, if the Committee determines it to be appropriate, ratified at the Committee's next regularly scheduled meeting.

The Governance Committee has determined that certain types of transactions shall be deemed to be preapproved by the Committee even if the amount involved will exceed $100,000, including: (a) employment of executive officers where the officer's compensation is either reported in the Proxy Statement or would have been reported in the Proxy Statement if the officer was a "named executive officer," and the Compensation Committee approved such compensation; (b) Director compensation where such compensation is reported in the Proxy Statement; (c) certain transactions with other companies where the related person's only relationship with the other company is as a director, employee or beneficial owner of less than 10% of that company's shares, and the aggregate amount involved does not exceed the greater of $1 million or 2% of that company's total annual revenues; (d) certain Company charitable contributions where the related person's only relationship is as an employee or director of the charitable entity and where the aggregate amount does not exceed the greater of $1 million or 2% of the charitable entity's total annual receipts; (e) transactions where all stockholders receive proportional benefits; (f) transactions involving competitive bids; and (g) regulated transactions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities (the "Reporting Persons") to file with the U.S. Securities and Exchange Commission ("SEC") reports on Forms 3, 4 and 5 concerning their ownership of and transactions in the common stock and other equity securities of the Company, generally within two business days of a reportable transaction. As a practical matter, the Company seeks to assist its Directors and executives by monitoring transactions and completing and filing reports on their behalf.

Based solely upon a review of SEC filings furnished to the Company and written representations that no other reports were required, we believe that all Reporting Persons complied with these reporting requirements during fiscal 2007.

*
Office of the Corporate Secretary, The Dow Chemical Company, 2030 Dow Center, Midland, MI 48674, 989-636-1792 (telephone), 989-638-1740 (fax).

10 2008 DOW PROXY STATEMENT

Agenda Item 1

CANDIDATES FOR ELECTION AS DIRECTOR

In accordance with the recommendation of the Governance Committee, the Board of Directors has nominated Arnold A. Allemang, Jacqueline K. Barton, James A. Bell, Jeff M. Fettig, Barbara Hackman Franklin, John B. Hess, Andrew N. Liveris, Geoffery E. Merszei, Dennis H. Reilley, James M. Ringler, Ruth G. Shaw and Paul G. Stern for election as Directors, to serve for a one-year term that expires at the Annual Meeting in 2009, and until their successors are elected and qualified.

Each nominee is currently serving as a Director and each has consented to serve for the new term. Director Reilley joined the Board following the 2007 Annual Meeting. All other nominees have previously been elected as Directors by the Company's stockholders. Information in the biographies below is current as of February 19, 2008.

The Board of Directors unanimously recommends a vote FOR the election of ALL of these nominees as Directors.

The election of Directors requires a plurality of the votes actually cast. Withheld votes do not affect whether a nominee has received sufficient votes to be elected, and broker non-votes will have no effect on the outcome of this matter. As explained on the accompanying proxy, it is the intention of the persons named as proxies to vote in favor of the candidates nominated by the Board unless such authority is withheld. If something unanticipated should occur prior to the Annual Meeting making it impossible for one or more of the candidates to serve as a Director, votes will be cast in the best judgment of the persons authorized as proxies.

Arnold A. Allemang, 65. Director since 1996.

Employee of Dow 1965-2008. Manufacturing General Manager, Dow Benelux N.V.* 1992-93. Regional Vice President, Manufacturing and Administration, Dow Benelux N.V.* 1993. Vice President, Manufacturing Operations, Dow Europe GmbH* 1993-95. Dow Vice President and Director of Manufacturing and Engineering 1996-97. Dow Vice President, Operations 1997-2000. Executive Vice President 2000-04. Senior Advisor 2004-08. Member of the Boards of Directors of National Action Counsel for Minorities in Engineering; Michigan Molecular Institute; MiTECH+; Michigan Baseball Foundation; and MidMichigan Innovation Center. Trustee of The Manufacturing Institute. Board of Fellows for Saginaw Valley State University; Advisory Board for Kansas State University, College of Engineering; President's Circle of Sam Houston State University; American Chemical Society; and RPM Ventures.

Jacqueline K. Barton, 55. Arthur and Marian Hanisch Memorial Professor of Chemistry, California Institute of Technology. Director since 1993.

Assistant Professor of Chemistry and Biochemistry, Hunter College, City University of New York 1980-82. Columbia University: Assistant Professor 1983-85, Associate Professor 1985-86, Professor of Chemistry and Biological Sciences 1986-89. California Institute of Technology: Professor of Chemistry 1989 to date, Arthur and Marian Hanisch Memorial Professor of Chemistry 1997 to date. Named a MacArthur Foundation Fellow 1991, the American Academy of Arts and Sciences Fellow 1991, the American Philosophical Society Fellow 2000 and National Academy of Sciences member 2002. Named Outstanding Director 2006 by the Outstanding Director Exchange, Recipient of the Willard Gibbs Award 2006, Recipient of the American Chemical Society ("ACS") Breslow Award 2003, ACS William H. Nichols Medal Award 1997, Columbia University Medal of Excellence 1992, ACS Garvan Medal 1992, Mayor of New York's Award in Science and Technology 1988, ACS Award in Pure Chemistry 1988 and the Alan T. Waterman Award of the National Science Foundation 1985. Member of the Gilead Sciences Scientific Advisory Board. Director, GeneOhm Sciences Inc. 2001-05.

James A. Bell, 59. Executive Vice President, Finance; Chief Financial Officer, The Boeing Company. Director since 2005.

The Boeing Company - Executive Vice President, Finance and Chief Financial Officer, 2003 to date; Senior Vice President of Finance and Corporate Controller, 2000-03. Previous positions include Vice President of Contracts and Pricing for Boeing Space and Communications, 1996-2000; Director of Business Management of the Space Station Electric Power System at Boeing Rocketdyne unit, 1992-96. Member of the Boards of Directors of Joffrey Ballet, The Chicago Urban League, and New Leaders for New Schools. Member of the World Business Chicago, the Chicago Economic Club, and the Commercial Club of Chicago.

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2008 DOW PROXY STATEMENT 11

Jeff M. Fettig, 50. Chairman and Chief Executive Officer, Whirlpool Corporation. Director since 2003.

Whirlpool Corporation - Chairman and Chief Executive Officer 2004 to date; President and Chief Operating Officer 1999-2004; Executive Vice President 1994-99; President, Whirlpool Europe and Asia 1994-99; Vice President, Group Marketing and Sales, North American Appliance Group 1992-94; Vice President, Marketing, Philips Whirlpool Appliance Group of Whirlpool Europe B.V. 1990-92; Vice President, Marketing, KitchenAid Appliance Group 1989-90; Director, Product Development 1988-89. Director of Whirlpool Corporation.

Barbara Hackman Franklin, 67. President and CEO of Barbara Franklin Enterprises and Former U.S. Secretary of Commerce. Director 1980-92 and 1993 to date.

President and CEO, Barbara Franklin Enterprises, private investment and management consulting firm, 1995 to date. Business consultant 1993-95. U.S. Secretary of Commerce 1992-93. President and CEO, Franklin Associates 1984-92. Senior Fellow and Director of Government and Business Program, Wharton School, University of Pennsylvania 1979-88. Commissioner, U.S. Consumer Product Safety Commission 1973-79. Staff Assistant to the President of the United States 1971-73. Asst. Vice President, Citibank 1969-71 and manager in corporate planning, the Singer Company 1964-70. President's Advisory Council for Trade Policy and Negotiations 1982-86, 1989-92. Directorship 100, (the most influential people in corporate governance) 2007. Outstanding Director, 2003, Outstanding Directors Exchange (ODX). Director of the Year, National Association of Corporate Directors 2000. John J. McCloy Award for contributions to auditing excellence 1992. Trustee and Chairman Emerita of the Economic Club of New York, member of the board of the National Association of Corporate Directors, the National Committee on U.S.-China Relations, the Atlantic Council, and Past Vice Chair of the U.S.-China Business Council. Member of the Public Company Accounting Oversight Board Advisory Council. Director of Aetna, Inc. Director or trustee of three funds in the American Funds family of mutual funds; Director of JP Morgan Value Opportunities Fund, Inc.

John B. Hess, 53. Chairman and Chief Executive Officer, Hess Corporation. Director since 2006.

Hess Corporation - Employee since 1977; Director 1978 to date; Chairman and Chief Executive Officer 1995 to date. Director of National Advisory Board of J.P. Morgan Chase & Co. Member of The Business Council, The National Petroleum Council, The Council of Foreign Relations, Dean's Advisors of Harvard Business School, Board of Trustees for the Mount Sinai Hospital, Wildlife Conservation Society/NY Zoo, United Cerebral Palsy Research and Educational Foundation. Member of the Board of Directors of Lincoln Center for the Performing Arts. Former member of the Secretary of Energy Advisory Board.

Andrew N. Liveris, 53. Dow President, Chief Executive Officer & Chairman. Director since 2004.

Employee of Dow since 1976. General manager of Dow's Thailand operations 1989-92. Group business director for Emulsion Polymers and New Ventures 1992-93. General manager of Dow's start-up businesses in Environmental Services 1993-94. Vice President of Dow's start-up businesses in Environmental Services 1994-95. President of Dow Chemical Pacific Limited* 1995-98. Vice President of Specialty Chemicals 1998-2000. Business Group President for Performance Chemicals 2000-03. President and Chief Operating Officer 2003-04. President and Chief Executive Officer 2004 to date and Chairman 2006 to date. Director of Citigroup, Inc. and the United States Climate Action Partnership. Chairman Emeritus of the American Chemistry Council. Chairman of the Board of the International Council of Chemical Associations. Member of the American Australian Association, The Business Council, the Business Roundtable, The Detroit Economic Club, the New York Economic Club, the International Business Council, the National Petroleum Council, the Société de Chimie Industrielle, the U.S.-China Business Council and the World Business Council for Sustainable Development. Member of the Board of Trustees of Tufts University and the Herbert H. and Grace A. Dow Foundation.
*
A number of Company entities are referenced in the biographies and are defined as follows. (Some of these entities have had various names over the years. The names and relationships to the Company, unless otherwise indicated, are stated in this footnote as they existed as of February 19, 2007.) Dow Corning Corporation - a company ultimately 50 percent owned by Dow. Dorinco Reinsurance Company, Dow Benelux N.V., Dow Chemical Pacific Limited, Dow Credit Corporation, Dow Europe GmbH, Dow Financial Holdings Inc., Dow Financial Services Inc., Liana Limited, Mycogen Corporation, Oman Petrochemical Industries Company LLC and Union Carbide Corporation - all ultimately wholly owned subsidiaries of Dow. Ownership by Dow described above may be either direct or indirect.

(continued on next page)

12 2008 DOW PROXY STATEMENT

Geoffery E. Merszei, 56. Dow Executive Vice President and Chief Financial Officer. Director since 2005.

Employee of Dow 1977-2001 and since 2005. Dow Middle East/Africa Credit Manager 1977-80. Dow Asia Pacific Credit Manager 1980-82. Dow Asia Pacific Finance and Credit Manager 1982-83. Dow Germany and Eastern Europe Treasurer 1983-86. Dow Foreign Exchange Manager 1986-88. Director of Finance for Dow Asia Pacific 1988-91. Director of Finance/Treasurer for Dow Europe 1991-96. Dow Vice President and Treasurer 1996-2001. Alcan, Inc. Executive Vice President and Chief Financial Officer 2001-05. Dow Executive Vice President and Chief Financial Officer 2005 to date. Board member of Dow Corning Corporation*, Dow Credit Corporation*, Dow Financial Services Inc.*, Mycogen Corporation*, and Oman Petrochemical Industries Company LLC*. Chairman of Dorinco Reinsurance Company*, Dow International Holdings, S.A.* and Liana Limited*. Board member of Chemical Financial Corporation. Chairman of the Conference Board's Council of Financial Executives. Trustee and Executive Committee Member of the United States Council for International Business.

Dennis H. Reilley, 54. Non Executive Chairman, Covidien, Ltd. Director since 2007.

Covidien, Ltd.: Non Executive Chairman and Board member, April 2007 to present. Praxair, Inc.: Chairman, December 2000 to April 2007; President and Chief Executive Officer, 2000-06. E.I. DuPont de Nemours and Company: Executive Vice President and Chief Operating Officer, May 1999-2000; Executive Vice President, 1997-99; Vice President and general manager, Lycra business, 1996-97; Vice President and general manager, specialty chemicals business, 1994-95; Vice President and general manager, titanium dioxide business, 1990-94. Prior to 1989, held various senior executive positions with Conoco. Director of H.J. Heinz Company, Marathon Oil Company and the Conservation Fund. Former Chairman of the American Chemistry Council.

James M. Ringler, 62. Chairman of Teradata Corporation. Director since 2001.

Teradata Corporation: Chairman, October 2007 to present. NCR Corporation: Director and Chairman, 2005-07. Union Carbide Corporation*: Director, 1996-2001. Illinois Tool Works, Inc.: (following its merger with Premark International, Inc.), Vice Chairman, 1999-2004. Premark International, Inc.: Chairman, 1997-99; Director, 1990-99; Chief Executive Officer, 1996-99; President and Chief Operating Officer, 1992-96; Executive Vice-President, 1990-92. Tappan Company: President and Chief Operating Officer, 1982-86; White Consolidated Industries' Major Appliance Group: President, 1986-90 (both companies are subsidiaries of Electrolux AB). Director of Autoliv Inc., Corn Products International, Inc., and FMC Technologies, Inc. Director of the Lyric Opera of Chicago.

Ruth G. Shaw, 60. Executive Advisor of Duke Energy Corporation. Director since 2005.

Duke Energy Corporation: Executive Advisor, October 2006 to present; Group Executive, Public Policy and President, Duke Nuclear, April 2006 to October 2006; President and Chief Executive Officer, Duke Power Company, 2003-06; Executive Vice President and Chief Administrative Officer, 1997-2003; President of The Duke Energy Foundation, 1994-2003; Senior Vice President, Corporate Resources, 1994-97; Vice President, Corporate Communications, 1992-94. President, Central Piedmont Community College, Charlotte, NC 1986-92. President, El Centro College, Dallas, TX 1984-86. Director of Wachovia Corporation and DTE Energy. Chair, Board of Trustees for the University of North Carolina at Charlotte; Chair, Carolina Thread Trail Governing Board. Board of Visitors at the Duke University Nicholas School of the Environment and Earth Sciences. Board Chair, National Center for Energy Workforce Development.

(continued on next page)

2008 DOW PROXY STATEMENT 13

Paul G. Stern, 69. Chairman of Claris Capital. Director since 1992. Presiding Director since May 2006.

Chairman of Claris Capital, 2004 to date. Co-founder and General Partner of Arlington Capital Partners in 1999 and co-founder of Thayer Capital Partners in 1995. Special partner at Forstmann Little & Co. 1993-95. Northern Telecom Limited, Chairman of the Board 1990-93, Chief Executive Officer 1990-93, Vice Chairman and Chief Executive Officer 1989-90, Director 1988-93. President, Unisys Corporation (formerly Burroughs Corporation) 1982-87. Director of Whirlpool Corporation. Board member, Business Executives for National Security. Non-Executive Chairman, Claris Holdings LLC, and Council on Foreign Relations. Member of the Potomac Officers Club.
*
A number of Company entities are referenced in the biographies and are defined as follows. (Some of these entities have had various names over the years. The names and relationships to the Company, unless otherwise indicated, are stated in this footnote as they existed as of February 19, 2008.) Dow Corning Corporation – a company ultimately 50 percent owned by Dow. Dorinco Reinsurance Company, Dow Benelux N.V., Dow Chemical Pacific Limited, Dow Credit Corporation, Dow Europe GmbH, Dow Financial Services Inc., Dow International Holdings, S.A., Liana Limited, Mycogen Corporation, Oman Petrochemical Industries Company LLC and Union Carbide Corporation – all ultimately wholly owned subsidiaries of Dow. Ownership by Dow described above may be either direct or indirect.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors reviewed and discussed the Compensation Discussion and Analysis ("CD&A") with Company management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, as incorporated by reference from this Proxy Statement.

The Compensation Committee has retained an independent compensation consultant from Hewitt Associates, a compensation advisory firm. The consultant reports directly to the Compensation Committee and does not provide services to Company management. The consultant supports the Compensation Committee by providing guidance on the reasonableness of the peer group the Company is benchmarked against, survey data and analysis on the peer group, advice and recommendation on proposed compensation and design of compensation programs, and information on trends in executive compensation.

The charter of the Compensation Committee can be found at www.DowGovernance.com.

J. M. Ringler, Chair
J. K. Barton
J. B. Hess
R. G. Shaw

14 2008 DOW PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The following provides an overview of our compensation philosophy and programs as detailed in the "Compensation Discussion and Analysis."

•
The Dow Chemical Company ("Dow" or the "Company") believes in pay-for-performance, which is why over 80% of the compensation of our Named Executive Officers ("NEOs") is linked to a combination of personal and Company goals and stock price performance.

•
The following elements comprise the total compensation awarded to our NEOs: base salary, cash-based short-term incentive award ("Performance Award"), and equity-based long-term incentive ("LTI") awards consisting of Performance Shares, Stock Options, and Deferred Stock.

•
LTI awards are used to align executive actions with long-term management and stockholder goals, providing rewards consistent with the creation of stockholder value. They also help retain executives over time and help executives meet their stock ownership guidelines.

•
We target all elements of our compensation programs to provide compensation opportunity at the median of our peer group. Actual payouts under these programs can be above or below the median based on Company and personal performance.

•
Our annual Performance Award is linked directly to short-term Company goals and performance, in line with our "pay-for-performance" philosophy.

•
Our executives participate in the same group benefit programs, on substantially the same terms as other salaried employees.

•
Our executives are allowed limited perquisites, such as financial planning services and executive physical examinations, which are granted to facilitate strong, focused performance on their jobs.

•
Our compensation programs are designed to attract, motivate, reward, and retain the most talented executives.

•
The NEOs who appear in the compensation tables of this 2008 Proxy Statement are:

•
Andrew N. Liveris, President, Chief Executive Officer ("CEO") and Chairman

•
Geoffery E. Merszei, Executive Vice President and Chief Financial Officer ("CFO")

•
Michael R. Gambrell, Executive Vice President, Basic Plastics and Chemicals, Manufacturing and Engineering

•
William F. Banholzer, Executive Vice President and Chief Technology Officer

•
David E. Kepler, Executive Vice President, Chief Sustainability Officer, Chief Information Officer, and Corporate Director of Shared Services

Introduction

With annual sales of $54 billion and 46,000 employees worldwide, Dow is a diversified chemical company that combines the power of science and technology with the "Human Element" to constantly improve what is essential to human progress. The Company delivers a broad range of products and services to customers in around 160 countries, connecting chemistry and innovation with the principles of sustainability to help provide everything from fresh water, food and pharmaceuticals to paints, packaging and personal care products.

One of the fundamental components of our success in this competitive industry is the Human Element. At Dow, we understand the value of people and know that without our valued employees, we would not be the leading chemical company in the world today. In order to maintain the competitive advantage our employees give us, we must be able to attract, motivate, reward, and retain individuals who can successfully lead and contribute to our Company. Having responsible and competitive compensation programs help ensures we are able to do this.

Compensation Objectives

The compensation programs at Dow are designed to support the realization of Dow's vision of being the largest, most profitable and most respected chemical company in the world, while promoting the interests of our stockholders and

2008 DOW PROXY STATEMENT 15

other stakeholders. These principles have enabled the Company to deliver strong stockholder value over time, and have helped the Company develop and retain top talent.

The objectives of Dow's compensation programs are:

•
Attract, motivate, reward, and retain the most talented people by providing competitive total compensation.

•
Motivate and reward employees for the achievement of Dow's measures of success:

•
Stockholder return, as measured by stock price appreciation plus dividends on a reinvested basis.

•
Company financial performance.

•
Individual performance on specific financial and operational measures.

Additionally, the following principles apply to the design and implementation of our executive compensation practices:

•
Drive Company results.  The program emphasizes variable, at-risk incentive award opportunities which are payable only if specified goals are achieved and/or Dow's stock price appreciates. The largest part of NEO compensation is focused on long-term performance based on Dow's return to stockholders. These at-risk incentives represent at least 80% of the NEOs direct compensation.

•
Be cost effective and aligned with stockholder value creation.  Incentive awards are earned only if specified financial goals are achieved and when Dow's stock price appreciates. Higher compensation is paid when goals are exceeded and reduced compensation is paid when goals are not met.

•
Emphasize stock ownership.  Long-term incentive awards are delivered as equity-based awards to senior executives. These executives are required to maintain a minimum level of stock ownership to encourage managing from an owner's perspective and to better align their financial interests with those of Dow stockholders. NEOs are expected to own Dow securities with a value equal to between four and six times their annual base salary. For further information, please refer to the Executive Stock Ownership Guidelines section.

The Role of the Compensation Committee

The Compensation Committee (the "Committee") of the Board of Directors, which is comprised entirely of independent Directors, is responsible for ensuring the Company's executive compensation policies and programs are competitive within the markets in which Dow competes for talent and reflect the long-term investment interests of our stockholders. The Committee reviews and approves the compensation design, compensation levels and benefits programs for the NEOs and other senior leaders.

With respect to the CEO, the Committee annually reviews and approves the corporate goals and objectives relevant to the CEO's compensation, evaluates the CEO's performance against those objectives, and makes recommendations to the Board of Directors regarding the CEO's compensation level based on that evaluation. The Board of Directors is responsible for approving the CEO's compensation types and amounts. The CEO makes recommendations to the Committee regarding compensation for the NEOs and other senior executives. The Committee is responsible for approving NEO compensation and has broad discretion when setting compensation types and amounts.

The Compensation Committee has retained an independent compensation consultant from Hewitt Associates. The consultant, Mr. Michael Powers, reports directly to the Committee. He advises the Committee on trends and issues in executive compensation and the reasonableness of the group of companies used for benchmarking (the "Survey Group"). He consults on the competitiveness of the compensation structure and levels of Dow's executive officers and provides advice and recommendations related to proposed compensation and the design of compensation programs. The Committee has the sole authority to retain and oversee the work of Mr. Powers.

Dow's Executive Compensation Department provides additional analysis and counsel as requested by the Committee related to:

•
Gathering the compensation data of the Survey Group.

•
Benchmarking compensation components (base salary, Performance Award, LTI awards) against the Survey Group.

•
Making preliminary recommendations of base salary structure, target award levels for the Performance Award, and design and award levels for LTI awards.

16 2008 DOW PROXY STATEMENT

You can learn more about the Committee's purpose, responsibilities, structure and other details by reading the Committee's charter which can be found in the Corporate Governance section of the Company's website at www.DowGovernance.com.

Establishing NEO Compensation

Compensation for the NEOs and other executive officers is evaluated and set annually by the Compensation Committee based on the latest available Survey Group and Company performance data. An individual executive's compensation is established after considering the following factors:

•
Median compensation for similar jobs in the market.

•
The Company's performance against financial measures including earnings per share, EBIT (earnings before interest, income taxes and minority interests), total stockholder return, economic profit, cash flow management and cost management discipline.

•
The Company's performance relative to goals approved by the Committee.

•
Individual performance versus personal goals and contributions to Company performance.

•
Business climate, economic conditions and other factors.

When establishing compensation levels, Company management and the Committee also review summary total compensation tables or "tally sheets" for the NEOs. The tally sheets model all aspects of compensation under various scenarios, such as stock price sensitivity and business performance. The tally sheets present the estimated dollar value of compensation components provided to the NEOs during the most recent fiscal year. They are used as an annual reference point to assist the Committee's overall understanding of NEO compensation.

After an analysis of these factors and other relevant data, the Committee develops compensation recommendations for the CEO to be considered by the Board of Directors. The CEO develops compensation recommendations for the other NEOs and presents them to the Committee. The Committee sets NEO compensation after considering the recommendations of the CEO, as well as other data. The CEO receives assistance with compensation administration from Dow's Executive Compensation Department. The Executive Compensation Department has retained the compensation consultant services of Towers Perrin. Towers Perrin provides the following assistance to the Executive Compensation Department:

•
Survey Group compensation information for executives and non-employee Directors.

•
Benchmarking of key compensation practices and trends in executive compensation.

Market Benchmarking

Dow benchmarks its executive compensation programs, designs, and compensation elements against a Survey Group of 20 companies with which Dow competes for executive talent. Market pay data for the Survey Group is gathered through compensation surveys conducted by Towers Perrin.

Dow targets the median of the Survey Group for all compensation elements in order to increase its ability to attract, motivate, develop and retain top level executive talent.

The Survey Group is periodically evaluated and updated to ensure the companies in the group remain relevant. The 20 companies, which are comparable to Dow in annual revenue (median of $38 billion) and market capitalization (median of $59 billion) as of the latest measurement date in the fourth quarter of 2007, are listed below:

• 3M Company	• IBM Corporation
• Alcoa Inc.	• Johnson & Johnson
• The Boeing Company	• Kraft Foods, Inc.
• Caterpillar, Inc.	• Monsanto Co.
• E. I. du Pont de Nemours and Company	• Motorola, Inc.
• Eli Lilly and Company	• PepsiCo, Inc.
• Emerson Electric Co.	• Pfizer Inc.
• General Electric Co.	• PPG Industries, Inc.
• Hewlett-Packard Company	• The Proctor & Gamble Company
• Honeywell International, Inc.	• United Technologies Corporation

2008 DOW PROXY STATEMENT 17

Compensation Elements

The key components of compensation for all NEOs are shown below. The chart outlines the size, in percentage terms, of each element of compensation. The striped sections of the charts reflect the "at-risk," or performance-based components of compensation.

NEO Compensation

To focus executives on both the short-term and long-term success of the Company, greater than 80% of NEO compensation is considered at-risk because the value is based upon the achievement of specified results. If specific financial and operational goals are not met, then at-risk compensation will decrease. If goals are exceeded, then at-risk compensation will increase.

Base Salary

Base salary is a fixed portion of compensation based on an individual's skills, responsibilities, experience and sustained performance. Dow chooses to provide base salary in exchange for the employee's services. This component is paid on a monthly basis for use in meeting ongoing monthly financial obligations.

Base salaries for executives are benchmarked against similar jobs at other companies and are targeted at the median of the Survey Group. In 2007 there were no material differences between Dow's executive salary structure and the market. Actual salaries vary by individual and are based on sustained performance toward the achievement of Dow's strategy and goals.

Changes in base salary for the NEOs, as well as for all Dow salaried employees, depend on projected salary changes in the external market for similar jobs, the individual's current salary compared to the market, and the employee's contributions to Dow's performance.

Performance Award

The Performance Award is an annual cash incentive program. Dow chooses this component of compensation to reward employees for achieving critical Company and individual goals. For 2007, there were three parts to the Performance Award Program consisting of two Company components and an individual component:

•
Company components:

•
Economic Profit is defined as Net Operating Profit after Tax minus a Capital Charge (Net Operating Profit excludes certain items and the cumulative effect of changes in accounting principles). Capital Charge is defined as total capital multiplied by the planned cost of capital. This element comprises 50% of the Performance Award potential.

•
Cost management is a measure of fiscal discipline and responsibility measured against expense budgets. This element comprises 25% of the Performance Award potential.

•
Individual component:  The achievement of individual goals, as linked to Dow's strategy. This element comprises 25% of the award potential. Meeting goals would result in a target payout and greatly exceeding goals would result in a

18 2008 DOW PROXY STATEMENT

  payout higher than target. In 2007, the Compensation Committee exercised discretion on the individual component of the Award. NEO goals are established at the beginning of each year and are reviewed and approved by the Committee. Goals for 2007 centered around the Company's four strategic themes:

  1.
  Drive Financial Discipline and Low Cost-to-Serve

  2.
  Set the Standard for Sustainability

  3.
  Build a People-Centric Performance Culture

  4.
  Invest for Strategic Growth

Individual award opportunities vary by job level and are targeted at the median of the annual bonus practices of the Survey Group. In 2007 there were no material differences between Dow's Performance Award structure and the market. Actual award payouts are determined each February following completion of the plan year. Actual awards can range from 0% to 225% of the target award opportunity based on performance relative to goals as determined by the Committee. The Company does not assign specific probabilities of achievement to the target award levels. Over the length of an industry cycle the expectation is that, on average, incentive payouts would be close to target. The potential award payouts under the 2007 Performance Award Program are shown in the Grants of Plan-Based Awards table. Actual payouts to the NEOs are shown in the Summary Compensation table in the column labeled "Non-Equity Incentive Plan Compensation."

The Committee determined that the Company component of the Performance Award would not be paid to any employee in the event the Company fails to report annual earnings greater than or equal to the sum of the dividends declared for the year. For the NEOs, an additional minimum performance goal of $700 million of net income, as defined in the 1994 Executive Performance Plan, had to be met in order for any payout to occur. This latter requirement is part of Dow's strategy for complying with U.S. Internal Revenue Code Section 162(m) (see Tax Deductibility of Executive Compensation section for additional information).

In addition to the annual Performance Award, a special award was given to all salaried employees in March 2007 as recognition for outstanding efforts in achieving consecutive years of sustained earnings performance. The special award amount was calculated for all employees as the greater of 25% of monthly base salary or 10% of the target Performance Award. Actual payouts to the NEOs are shown in the Summary Compensation Table in the column labeled "Bonus."

Long-Term Incentive Awards

Each year the Company grants equity-based LTI awards to leaders and other key employees who demonstrate high performance, as measured by management performance assessments. Dow chooses this component of compensation to motivate and reward employees for long-term stockholder value creation. It is also intended to help retain talented executives.

As with Dow's approach for all elements of compensation, LTI awards are targeted to be competitive with the market median of the Survey Group for comparable positions. The size of the grant received by each NEO depends upon his or her job level and performance.

The three components that make up an LTI award are:

  1.
  Stock Options: 50% of the total LTI value granted

  2.
  Deferred Stock: 25% of the total LTI value granted

  3.
  Performance Shares: 25% of the total LTI value granted

LTI grants are approved by the Committee and administered by Dow's Executive Compensation Department. The annual grant date for all employees is traditionally the Friday following the Committee's February meeting – held on the second Wednesday of February each year. The 2007 grant date was February 16, 2007.

LTI awards are granted under The Dow Chemical Company 1988 Award and Option Plan, Dow's omnibus stockholder-approved plan for equity awards to employees. Dow calculates the accounting cost of equity-based long-term incentive awards under revised Statement of Financial Accounting Standards No. 123 ("SFAS 123R"), Share-Based Payment. As such, the grant date accounting fair value, which is fixed at the date of the grant, is expensed over the vesting period. Consistent with the U.S. Securities and Exchange Commission regulations, the 2007 compensation expense associated with any outstanding equity grants for the NEOs is presented in the Summary Compensation Table. Total outstanding

2008 DOW PROXY STATEMENT 19

unexercised or unvested LTI grants are shown in the Outstanding Equity Awards at Fiscal Year-End table. Each award type is discussed below:

Stock Options

Stock Options are granted in order to provide incentive for long-term creation of stockholder value. Stock Options only have value to the extent the price of Dow Common Stock appreciates relative to the exercise price. The exercise price equals the closing price on the date of grant. Options vest in three equal annual installments and expire after 10 years. The Company does not grant discounted options, backdate options, or re-price outstanding options.

Deferred Stock

Deferred Stock is granted in order to help the Company retain its NEOs and other key employees. Deferred Stock grants vest after three years. During the vesting period, holders of outstanding Deferred Stock grants receive quarterly payments equal to the dividend paid on equivalent shares of Dow Common Stock.

Performance Shares

Performance Shares are granted to motivate employees and to reward the achievement of specified financial goals. Performance Shares are Deferred Stock which is earned only if the Company's performance over a three-year period exceeds pre-established goals. The 2007 Performance Shares can be earned based on Dow's 2007-2009 Return on Capital ("ROC") relative to pre-established goals and can range from 0% to 250% of the target award amount. ROC measures how effectively a company has utilized the money invested in its operations and is calculated as Net Operating Profit after Tax (Net Operating Profit excludes certain items and the cumulative effect of changes in accounting principles) divided by total average capital.

To achieve a target payout, Dow's ROC must equal or exceed pre-established ROC goals for the same period. Dow's Performance Share ROC target is 10% across the industry cycle, which would produce a target payout of 100%.

Performance Shares accrue amounts equal to the dividend paid on equivalent shares of Dow Common Stock. The dividend equivalents are paid at the time the shares are delivered. All Performance Shares earned are delivered in the year following the performance period. Instead of receiving the Performance Share Award in the form of Dow Common Stock, the NEOs and certain other participants may elect to receive a cash payment equal to the value of the stock award on the date of delivery. Participants may only make this cash election if they meet or exceed the Executive Stock Ownership guideline for their job level.

Benefits

The Company provides a comprehensive set of benefits to most employees. These include medical, dental, life, disability, accident, retiree medical and life, pension, and savings plans. The NEOs are eligible to participate in the same plans as most other salaried employees. In addition, because highly compensated employees are subject to U.S. tax limitations on contributions to some retirement plans, the Company has created non-qualified retirement programs intended to provide these employees with the same benefits they would have received under the qualified plans without the tax limits. The NEOs are eligible to participate in the same non-qualified retirement plans as all other highly compensated salaried employees.

Perquisites

As part of a comprehensive executive compensation program, the Company provides the NEOs and other selected executives the following perquisites:

•
Company car.

•
Financial planning support (the greater of 3% of annual base salary or $5,000).

•
Executive physical examination.

•
Personal use of corporate aircraft (the CEO is the only employee permitted to use corporate aircraft for personal use, and is required to do so by the Board of Directors for security and immediate availability reasons).

•
Executive Excess Umbrella Liability Insurance.

•
Home security alarm system.

20 2008 DOW PROXY STATEMENT

The Compensation Committee reviews the perquisites provided to the NEOs annually as part of their overall review of executive compensation. The Committee has determined that the perquisites are within an appropriate range of competitive compensation practices. Details about the NEOs perquisites, including the cost to the Company, are shown in the Summary Compensation Table under the "All Other Compensation" column and the accompanying narrative.

NEO Responsibilities and 2007 Accomplishments

Andrew Liveris:    Mr. Liveris serves as President, Chief Executive Officer and Chairman. Mr. Liveris' compensation for 2007 reflects his contributions to the strong earnings performance of Dow, executing Dow's strategy, and his strong commitment to improving the public image of the Company through support of the Human Element campaign and the Blue Planet Run, an around-the-world relay to raise awareness and funds to address the issue of one billion plus people without ready access to safe drinking water. The Committee also considered Mr. Liveris' efforts in implementing key initiatives throughout the Company to improve both efficiency and employee morale, especially in his pursuit of profitable and mutually beneficial joint ventures supporting Dow's "Asset Light" strategy and market-facing businesses. Externally, Mr. Liveris participated on the American Chemistry Council, the International Council of Chemistry Associations, and the U.S. Climate Action Partnership, and was named America's top chemicals/commodity CEO for the second consecutive year in a survey of more than 1,000 investment professionals conducted by Institutional Investor magazine.

Geoffery Merszei:    Mr. Merszei serves as Executive Vice President and Chief Financial Officer. He also has geographic oversight responsibility for the European region. Mr. Merszei's compensation for 2007 reflects his contributions to the financial strength of the Company, through his leadership in driving financial discipline. Also reflected in his compensation for 2007 was his leadership in successfully running Dow's Business Operating Committee, and his positive leadership in his oversight role for the growing European region.

Michael Gambrell:    Mr. Gambrell serves as Executive Vice President, Basic Plastics and Chemicals, Manufacturing and Engineering. He also has geographical oversight responsibility for the India, Middle East, and Africa region. Mr. Gambrell's compensation for 2007 reflects his contributions to the continued growth and advancement of the Company, particularly his effective assumption of responsibility for the manufacturing and engineering functions and his efforts in implementing and advancing Dow's "Asset Light" strategy, including numerous joint ventures which are transforming the Company. The Committee also considered Mr. Gambrell's outside participation in the U.S.-India Business Council, the World Chlorine Council, and the National Association of Manufacturers.

William Banholzer:    Dr. Banholzer serves as Executive Vice President and Chief Technology Officer. Dr. Banholzer's compensation for 2007 reflects the progress he has made in advancing innovation and creating bottom line impact for Dow. In acknowledgement of this effort, Dow was recognized externally as one of the top ten R&D organizations in the world. Dr. Banholzer has been elected to a three-year term on the governing council of the National Academy of Engineering, making him the only employee in Dow history to be recognized with this distinction.

David Kepler:    Mr. Kepler serves as Executive Vice President, Chief Sustainability Officer, Chief Information Officer, and Corporate Director of Shared Services. He also has geographic oversight responsibility for the Canadian region. Mr. Kepler's compensation for 2007 reflects the advancement of a recognized World-Class Supply Chain, putting the Company at the forefront of industry with Dow's sustainability programs such as sustainable energy, world-class environmental, health, and safety performance, and global water management. Dow and Mr. Kepler's continued global recognition in leadership in Information Technology, which was recognized by selection into the top 20 on Ziff Davis Media's "Top 100 CIOs," and selection into the CIO Hall of Fame, was also an important factor in determining his compensation.

2008 DOW PROXY STATEMENT 21

Compensation and Awards made by the Compensation Committee

The Committee approved the following compensation and awards for the NEOs for 2007:

Name	Base Salary ($)	Performance Award ($)	Stock Awards ($)	Option Awards ($)	Total ($)

Andrew Liveris	1,600,000	3,240,000	5,230,800	4,512,600	14,583,400

Geoffery Merszei	824,304	1,075,717	2,196,936	1,922,760	6,019,717

Michael Gambrell	733,548	990,290	2,196,936	1,922,760	5,843,534

William Banholzer	624,372	679,005	1,281,546	1,152,675	3,737,598

David Kepler	570,348	620,253	1,281,546	1,152,675	3,624,822

Base salary amounts presented above differ from the amounts disclosed in the Summary Compensation Table because increases in base salary become effective in March. Therefore, the amounts reported in the Summary Compensation Table reflect two months at the 2006 base salary rate and ten months at the 2007 rate.

The 2007 Performance Award resulted in payouts averaging 134% of the target award opportunity for all employees, including the NEOs. This was calculated under the terms of the plan as described in the Compensation Elements section.

As shown in the following table, the amounts in columns (a) and (c) reflect the value of the actual awards granted in 2007; the amounts in columns (b) and (d) reflect the 2007 expense taken for grants made in 2007, as well as grants made in 2003-2006, which were previously reported and are not fully vested.

	(a)	(b)		(c)	(d)

Name	2007 Stock Award ($)	Value of Stock Awards shown in the Summary Compensation Table ($)	Difference: column (b) minus column (a) ($)	2007 Option Award ($)	Value of Option Awards shown in the Summary Compensation Table ($)	Difference: column (d) minus column (c) ($)

Andrew Liveris	5,230,800	7,723,496	2,492,696	4,512,600	5,188,756	676,156

Geoffery Merszei	2,196,936	3,064,233	867,297	1,922,760	2,815,491	892,731

Michael Gambrell	2,196,936	2,639,263	442,327	1,922,760	2,084,953	162,193

William Banholzer	1,281,546	2,507,267	1,225,721	1,152,675	1,406,854	254,179

David Kepler	1,281,546	2,043,243	761,697	1,152,675	1,316,376	163,701

The values for the 2007 actual stock awards and option awards differ from the values disclosed in the Summary Compensation Table due to the fact the Summary Compensation Table was prepared in accordance with U.S. Securities and Exchange Commission regulations issued in December 2006. These rules require the disclosure of the value of the equity award based principally on the treatment of the accounting expense in the income statement of the employer under the applicable accounting rule, SFAS 123R. Accordingly, the amounts shown in the Summary Compensation Table include amortization expense for prior year awards.

Executive Stock Ownership Guidelines

Dow has had minimum stock ownership guidelines for its NEOs and other senior executives since 1998. The guidelines are stated as a fixed number of shares of Dow Common Stock, which increase with job level and are reviewed periodically to ensure relevance. Specific stock ownership requirements vary by job level, but all executives must own shares of stock with a market value of the designated multiple of their base salary. The CEO is required to own stock with a value of six times base salary, while the other NEOs are required to own stock with a value of four times base salary. The executives are given four years to achieve the initial ownership guideline for their job level following promotion to that level. They are given one additional year to achieve compliance with a higher level guideline upon being promoted to that level. For purposes of these guidelines, stock ownership includes Dow Common Stock beneficially owned (including stock owned by immediate family members), Deferred Stock not yet delivered, Performance Shares vested but not yet delivered, and stock held beneficially through the Company's 401(k) plan.

22 2008 DOW PROXY STATEMENT

The following chart shows the stock ownership guidelines and respective holdings of the NEOs.

EXECUTIVE STOCK OWNERSHIP GUIDELINES FOR 2007

Name	Ownership Guideline	2007 Holdings	Difference	Multiple of Base Salary

Andrew Liveris	220,000	301,692	81,692	6x

Geoffery Merszei	70,000	85,541	15,541	4x

Michael Gambrell	70,000	125,872	55,872	4x

William Banholzer	60,000	74,480	14,480	4x

David Kepler	60,000	118,488	58,488	4x

Change-in-Control and Severance Arrangements

In 2007, the Committee adopted a market competitive change-in-control arrangement for its senior executives in order to align the executives' goals with the Company's transformational strategy to become an earnings-growth company. Under this arrangement, an executive must be involuntarily terminated within two years of a change-in-control in order to receive benefits. The Company believes this practice is in the best interest of stockholders as it does not pay any benefits to an executive unless he or she is negatively impacted by a change-in-control event that is in the best interest of Dow stockholders.

If a change-in-control event occurs the following benefits and provisions would apply to eligible executives:

•
A severance payment equal to two times the executive's base salary and target Performance Award (2.99 times for the CEO).

•
An additional two years of credited service and age for purposes of calculating retirement benefits (three years for the CEO).

•
A financial, tax, and outplacement allowance of $50,000.

•
Eighteen months of health and welfare benefits at employee rates.

•
Tax gross-up protection in the event severance benefits exceed statutory thresholds and become subject to an excise tax.

•
LTI awards in the form of Performance Shares and Deferred Stock will vest and be delivered as soon as possible after the change-in-control event. Stock Options will vest immediately.

A change-in-control event is defined as: (i) the acquisition of 20% or more of the Company's outstanding voting securities; (ii) changes to the membership of the Board of Directors that result in less than 50% of the current directors being re-elected to the Board; (iii) approval by the stockholders of the Company of the merger or consolidation of the Company with another entity in which the Company is not the surviving company, or where the other entity owns more than 50% of the Company's outstanding voting securities; or (iv) the complete liquidation of, or the sale of all or substantially all assets of, the Company.

Executive Compensation Recovery Policy

The Committee has adopted an executive compensation recovery policy for executive officers. Under this policy, the Company may recover incentive income that was based on achievement of quantitative performance targets if an executive officer engaged in grossly negligent conduct or intentional misconduct resulting in a financial restatement or in any increase in his or her incentive income. Incentive income includes income related to the annual Performance Award and LTI awards. The Company will also recover any awards made to an executive during the prior three years should the executive engage in activity that competes with, or is otherwise harmful to the Company or its affiliated companies.

Tax Deductibility of Executive Compensation

Section 162(m) of the U.S. Internal Revenue Code generally limits the tax deductibility of compensation paid by a public company to its CEO and certain other highly compensated executive officers to $1 million in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation meeting certain requirements. Although the Company does consider the impact of the above rule when making

2008 DOW PROXY STATEMENT 23

compensation decisions, Dow policy does not require all executive compensation to be tax-deductible. In the interest of flexibility and overall benefit for the Company's stockholders, the Committee will continue to facilitate the awarding of responsible but adequate executive compensation while taking advantage of Section 162(m) whenever feasible. Amounts paid under the compensation program, including base salary and grants of Deferred Stock (Restricted Stock and Restricted Stock Units), may not qualify as performance-based compensation excluded from the limitation on deductibility.

COMPENSATION TABLES AND NARRATIVES

The following table summarizes the compensation of the principal executive officer (CEO), principal financial officer (CFO), and the Company's three most highly compensated officers for the fiscal year ended December 31, 2007. The amounts shown in the stock and option awards columns in the table below reflect the expense reported for grants made in 2007 and for grants made in 2003-2006, which were previously reported.

SUMMARY COMPENSATION TABLE FOR 2007

Name and Principal Position	Year	Salary ($)	Bonus ($) (a)		Stock Awards ($) (b)	Option Awards ($) (b) (c)	Non-Equity Incentive Plan Compensation ($) (d)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (e)	All Other Compensation ($) (f)	Total ($)

Andrew Liveris, CEO & Chairman	2007	1,583,333	216,000		7,723,496	5,188,756	3,240,000	1,811	146,704	18,100,100

	2006	1,433,333	—		7,811,118	5,117,892	2,207,250	119,916	149,710	16,839,219

Geoffery Merszei, CFO & Exec. VP	2007	812,360	607,520	(g)	3,064,233	2,815,491	1,075,717	363,163	53,387	8,791,871

	2006	746,902	533,334	(g)	2,316,950	2,283,034	739,000	450,804	152,468	7,222,492

Michael Gambrell, Exec. VP	2007	721,346	66,019		2,639,263	2,084,953	990,290	88	163,676	6,665,635

	2006	648,220	—		2,308,827	1,669,497	648,000	102,912	137,970	5,515,426

William Banholzer, Exec. VP	2007	616,990	46,828		2,507,267	1,406,854	679,005	3,421	26,115	5,286,480

	2006	570,066	—		1,977,001	971,373	475,000	330,563	38,475	4,362,478

David Kepler, Exec. VP	2007	562,310	42,776		2,043,243	1,316,376	620,253	429	87,440	4,672,827

	2006	511,128	—		2,144,940	1,134,127	427,000	50,716	83,308	4,351,219

(a)
On March 1, 2007, a special award was given to all salaried employees as recognition for outstanding efforts in achieving consecutive years of sustained earnings performance.

(b)
Amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with SFAS 123R for awards pursuant to the Company's award and option plans and may include amounts from awards granted in and prior to 2007. Assumptions used in the calculation of amounts related to equity awards are included in Note N of the Company's audited financial statements for the fiscal year ended December 31, 2007, which are included in the Company's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on February 19, 2008. Assumptions used in the calculation of these programs related to grants awarded prior to 2004 are included in Note O of the Company's audited financial statements for the fiscal year ended December 31, 2004 which are included in the Company's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on February 18, 2005.

(c)
Dow's SFAS 123R valuation uses the widely accepted lattice-binomial model which calculated an option value of $9.81 (grant date of February 16, 2007). The exercise price is the average of the high and low Dow stock price on the date of grant. The exercise price was $43.59 for 2007 grants.

(d)
Annual Performance Award as described in the Compensation Elements section of the Compensation Discussion and Analysis

(e)
2007 above-market non-qualified deferred compensation earnings: Liveris $1,811, Merszei $0, Gambrell $88, Banholzer $3,421, Kepler $429. 2006 above-market non-qualified deferred compensation earnings: Liveris $2,950, Merszei $0, Gambrell $97, Banholzer $5,458, Kepler $567. The actual change in pension value for 2007 was negative for Messrs. Liveris, Gambrell, Banholzer and Kepler due to a change in the discount rate used in determining the present value of accumulated benefits. This is included as zero in the Summary Compensation Table.

(f)
Details related to all other compensation can be found in the All Other Compensation table.

(g)
In order to replace forfeited incentive compensation that Mr. Merszei would have received from his previous employer, Mr. Merszei was granted a new hire cash award of $1,600,000 in 2005, payable in three installments on his anniversary date in 2006, 2007, and 2008.

24 2008 DOW PROXY STATEMENT

The following table provides additional details for the compensation information found in the Summary Compensation Table under the All Other Compensation column.

ALL OTHER COMPENSATION FOR 2007

Name	Year	Relocation ($)		Life Insurance ($) (a)	Aviation ($) (b)	Savings Plans Company Contributions ($) (c)	Financial Planning ($) (d)	Home Security ($) (e)	Other Perquisites ($) (f)	Total ($)

Andrew Liveris	2007	—		3,012	60,620	17,250	53,204	1,242	11,376	146,704

	2006	—		2,676	71,500	17,200	39,445	787	18,102	149,710

Geoffery Merszei	2007	—		—	—	9,000	6,275	20,890	17,222	53,387

	2006	114,872	(g)	—	—	8,800	19,394	577	8,825	152,468

Michael Gambrell	2007	—		112,985	5,120	17,250	16,078	668	11,575	163,676

	2006	—		99,525	—	17,200	10,996	1,365	8,884	137,970

William Banholzer	2007	—		—	—	9,000	12,000	575	4,540	26,115

	2006	—		—	—	17,200	12,000	575	8,700	38,475

David Kepler	2007	—		55,406	—	17,250	10,059	990	3,735	87,440

	2006	—		47,996	—	17,200	9,511	1,172	7,429	83,308

(a)
Tax gross-up payment for unanticipated tax liabilities resulting from participation in the Key Employee Insurance Program and the Company's termination of the Executive Split Dollar Life Insurance Plan.

(b)
Mr. Liveris is required by the Board of Directors to use the Company aircraft for personal use for security and immediate availability purposes. Incremental cost to the Company of personal use of Company aircraft is calculated based on the variable operating costs to the Company including fuel, landing, catering, handling, aircraft maintenance, and pilot travel costs. Fixed costs, which do not change based upon usage, such as pilot salaries or depreciation of the aircraft or maintenance costs not related to personal travel, are excluded.

(c)
Employee Savings Plan company match, ESOP contribution, and Non-qualified Deferred Compensation Plan company contribution.

(d)
Reimbursement of costs paid for financial and tax planning support.

(e)
Reimbursement of costs paid for home security.

(f)
Market value of automobile lease, executive physical examinations, and Executive Excess Umbrella Liability Insurance.

(g)
Costs associated with Mr. Merszei's relocation to Midland, MI.

The following table provides additional information about plan-based compensation disclosed in the Summary Compensation Table. This table includes both equity and non-equity awards.

GRANTS OF PLAN-BASED AWARDS FOR 2007

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (c)
										All Other Option Awards: Number of Securities Underlying Options (#) (d)
											Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Date of Action by the Compensation Committee
Name	Grant Date		Threshold ($) (a)	Target ($) (a)	Maximum ($) (a)	Threshold (#) (b)	Target (#) (b)	Maximum (#) (b)

Andrew Liveris	2/14/2007	2/14/2007	0	2,160,000	4,860,000

	2/16/2007	2/14/2007				0	60,000	150,000				2,615,400

	2/16/2007	2/14/2007							60,000			2,615,400

	2/16/2007	2/14/2007								460,000	43.59	4,512,600

Geoffery Merszei	2/14/2007	2/14/2007	0	741,874	1,669,216

	2/16/2007	2/14/2007				0	25,200	63,000				1,098,468

	2/16/2007	2/14/2007							25,200			1,098,468

	2/16/2007	2/14/2007								196,000	43.59	1,922,760

Michael Gambrell	2/14/2007	2/14/2007	0	660,193	1,485,435

	2/16/2007	2/14/2007				0	25,200	63,000				1,098,468

	2/16/2007	2/14/2007							25,200			1,098,468

	2/16/2007	2/14/2007								196,000	43.59	1,922,760

William Banholzer	2/14/2007	2/14/2007	0	468,279	1,053,628

	2/16/2007	2/14/2007				0	14,700	36,750				640,773

	2/16/2007	2/14/2007							14,700			640,773

	2/16/2007	2/14/2007								117,500	43.59	1,152,675

David Kepler	2/14/2007	2/14/2007	0	427,761	962,462

	2/16/2007	2/14/2007				0	14,700	36,750				640,773

	2/16/2007	2/14/2007							14,700			640,773

	2/16/2007	2/14/2007								117,500	43.59	1,152,675

(a)
Performance Award as described in the Compensation Elements section of the Compensation Discussion and Analysis.

(b)
Performance Shares as described in the Compensation Elements section of the Compensation Discussion and Analysis.

(c)
Deferred Stock awards as described in the Compensation Elements section of the Compensation Discussion and Analysis.

(d)
Stock Option awards as described in the Compensation Elements section of the Compensation Discussion and Analysis.

2008 DOW PROXY STATEMENT 25

The following table lists outstanding equity grants for each NEO as of December 31, 2007. The table includes outstanding equity grants from past years as well as the current year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (a)	Number of Securities Underlying Unexercised Options (#) Unexercisable (a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (c)	Market Value of Shares or Units of Stock That Have Not Vested ($) (b) (c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (d)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (b) (d)

Andrew Liveris (e)	02/16/2000	66,000	—	36.02	02/16/2010	n/a	n/a	n/a	n/a

	03/02/2001	31,700	—	33.94	03/02/2011	n/a	n/a	n/a	n/a

	02/15/2002	38,300	—	30.43	02/15/2012	n/a	n/a	19,687	776,062

	02/14/2003	62,500	—	27.40	02/14/2013	n/a	n/a	59,938	2,362,756

	02/13/2004	90,000	—	43.49	02/13/2014	30,000	1,182,600	20,183	795,614

	02/18/2005	120,000	60,000	53.53	02/18/2015	55,000	2,168,100	71,700	2,826,414

	03/01/2006	133,333	266,667	43.68	03/01/2016	50,000	1,971,000	50,000	1,971,000

	02/16/2007	—	460,000	43.59	02/16/2017	60,000	2,365,200	60,000	2,365,200

Geoffery Merszei	07/01/2005	207,559	103,781	44.74	07/01/2015	16,580	653,584	23,766	936,856

	07/01/2005	n/a	n/a	n/a	n/a	30,000	1,182,600	n/a	n/a

	03/01/2006	44,950	89,900	43.68	03/01/2016	16,380	645,700	16,380	645,700

	02/16/2007	—	196,000	43.59	02/16/2017	25,200	993,384	25,200	993,384

Michael Gambrell (e)	02/16/2000	9,000	—	36.02	02/16/2010	n/a	n/a	n/a	n/a

	03/02/2001	13,300	—	33.94	03/02/2011	n/a	n/a	n/a	n/a

	02/15/2002	13,300	—	30.43	02/15/2012	n/a	n/a	6,837	269,515

	02/14/2003	21,000	—	27.40	02/14/2013	n/a	n/a	20,139	793,879

	02/13/2004	33,340	—	43.49	02/13/2014	11,120	438,350	7,477	294,743

	02/18/2005	27,780	13,890	53.53	02/18/2015	10,940	431,255	15,698	618,815

	03/01/2006	44,950	89,900	43.68	03/01/2016	16,380	645,700	16,380	645,700

	02/16/2007	—	196,000	43.59	02/16/2017	25,200	993,384	25,200	993,384

William Banholzer	07/14/2005	36,666	18,334	47.00	07/14/2015	87,500	3,449,250	3,346	131,899

	07/14/2005	5,500	2,750	47.00	07/14/2015	n/a	n/a	n/a	n/a

	03/01/2006	26,970	53,940	43.68	03/01/2016	9,830	387,499	9,830	387,499

	02/16/2007	—	117,500	43.59	02/16/2017	14,700	579,474	14,700	579,474

David Kepler (e)	02/16/2000	48,000	—	36.02	02/16/2010	n/a	n/a	n/a	n/a

	03/02/2001	21,700	—	33.94	03/02/2011	n/a	n/a	n/a	n/a

	02/15/2002	27,500	—	30.43	02/15/2012	n/a	n/a	14,135	557,202

	02/14/2003	46,250	—	27.40	02/14/2013	n/a	n/a	44,354	1,748,435

	02/13/2004	36,670	—	43.49	02/13/2014	12,230	482,107	8,226	324,269

	02/18/2005	27,780	13,890	53.53	02/18/2015	10,940	431,255	15,678	618,027

	03/01/2006	26,970	53,940	43.68	03/01/2016	9,830	387,499	9,830	387,499

	02/16/2007	—	117,500	43.59	02/16/2017	14,700	579,474	14,700	579,474

(a)
Stock Option award grants vest in three equal installments on the first, second and third anniversaries of the grant date shown in the table.

(b)
Market values based on the 12/31/2007 closing stock price of $39.42 per share.

(c)
Deferred Shares vest and are delivered three years after the grant date. Prior to January 1, 2008, Deferred Shares vested over a five-year period. Mr. Merszei's grant of 16,580 deferred shares on 7/1/2005 will vest on 7/1/2010 and his grant of 30,000 deferred shares granted on 7/1/2005 will vest on 8/29/2008.

(d)
Performance Shares granted on 2/15/2002 and 2/13/2004 will vest and be delivered on 4/16/2008. Performance Shares granted 2/14/2003, 2/18/2005, 3/1/2006 and 2/16/2007 will vest and be delivered April 16 or 17 of the year following the end of the performance period. Mr. Merszei's grant of 24,860 Performance Shares granted 7/1/2005 will vest and be delivered on 4/17/2008. Performance Shares granted in 2006-2007 are shown at the target level of performance. The actual number of shares to be delivered will be determined at the end of the three-year performance period.

26 2008 DOW PROXY STATEMENT

(e)
In addition to the equity grants described above, Mr. Liveris, Mr. Gambrell, and Mr. Kepler received dividend unit grants on 3/9/1988 of 846 shares, 1,125 shares and 846 shares, respectively, which generate a quarterly payment equal to the dividend paid on equivalent shares of Dow Common Stock. These grants will expire on 3/9/2013.

The following table summarizes the value received from stock option exercises and stock grants vested during 2007.

OPTION EXERCISES AND STOCK VESTED FOR 2007

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Andrew Liveris	n/a	n/a	77,207	3,531,123	(a)

Geoffery Merszei	n/a	n/a	n/a	n/a

Michael Gambrell	30,000	299,676	28,023	1,281,631	(a)

William Banholzer	n/a	n/a	n/a	n/a

David Kepler	28,200	332,218	41,699	1,907,538	(a)

(a)
Performance Shares from grants on: 3/21/2001, 2/15/2002, 2/13/2004, and 5/24/2004.

The following table lists the pension program participation and actuarial present value of each NEOs defined benefit pension at December 31, 2007.

PENSION BENEFITS AS OF 12/31/07

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (a)

Andrew Liveris	Dow Employees' Pension Plan	12	549,502

	Dow Executives' Supplemental Retirement Plan (b)	32	7,535,041

	Total		8,084,543

Geoffery Merszei	Dow Employees' Pension Plan	3	102,794

	Dow Executives' Supplemental Retirement Plan (c)	30	4,238,036

	Total		4,340,830

Michael Gambrell	Dow Employees' Pension Plan	32	1,075,928

	Dow Executives' Supplemental Retirement Plan (d)	32	2,527,373

	Total		3,603,301

William Banholzer	Dow Employees' Pension Plan	3	111,439

	Dow Executives' Supplemental Retirement Plan (e)	25	2,027,029

	Total		2,138,468

David Kepler	Dow Employees' Pension Plan	33	1,093,512

	Dow Executives' Supplemental Retirement Plan (d)	33	2,886,752

	Total		3,980,264

(a)
Unless otherwise noted, all present values reflect accrued age 65 benefits. The form of payment, discount rate (6.8%) and mortality (UP94G) are based upon SFAS 87 assumptions as reflected in the Company's 2007 audited financial statements.

(b)
The present value for Mr. Liveris reflects benefits payable at the unreduced retirement date of 12/31/2007. It also reflects an offset for his Australian Superannuation Fund ("Australian Fund") account of $829,624 USD ($943,397 AUD converted using 12/31/2007 internal Dow exchange rate of $1 AUD = $.8794 USD) for 2007 and $710,466 USD ($898,869 AUD converted using 12/31/2006 internal Dow exchange rate of $1 AUD = $.7904 USD) for 2006. Mr. Liveris was asked by the Company to permanently transfer to the United States in 1995 and, at that time, began participation in the Dow Employees' Pension Plan ("DEPP") and ceased contributions to the Australian Fund. In order to equitably determine a retirement benefit bridging the two plans, Mr. Liveris' retirement benefit will be determined by the following formula: at the time of retirement, the pension amount would equal the amount payable under the DEPP formula, with the benefit being paid from the DEPP and the Executives' Supplemental Retirement Plan ("ESRP") (based on Mr. Liveris' highest consecutive three-year average compensation ("HC3A") and Mr. Liveris' years of credited service as if a U.S. employee his entire Dow career) less the value of the accrued benefit in the Australian Fund. If legally permissible, Mr. Liveris will be required to waive any retirement benefits payable

2008 DOW PROXY STATEMENT 27

  from the Australian Fund. If not legally permissible, the value of any retirement benefits received from the Australian Fund shall be deducted from any ESRP benefit due.

(c)
The present value for Mr. Merszei reflects benefits payable at the unreduced retirement date of 01/31/2009. Mr. Merszei was a participant in the Dow Personalvorsorgestiftung Schweiz ("Swiss Plan") from 1978 through 2001 and received a portable benefit upon his termination from Dow Europe. Under the terms of his employment contract, Mr. Merszei will have his final benefit prorated under the formulas of the defined benefit plans in which he participated for the period of time spent under each plan using pensionable pay and service. As a U.S. employee, Mr. Merszei is now a participant in the DEPP and ESRP. Mr. Merszei will get credit for the years of service he spent at his previous employer in the ESRP, with the amount of such previous employer's benefit and his previously paid portable benefit carved out of the ultimate benefit.

(d)
The present value for Messrs. Gambrell and Kepler reflect benefits payable at the unreduced retirement date of 12/31/2007. ESRP benefits will be offset by benefits obtained under the Key Employee Insurance Program ("KEIP").

(e)
Under the terms of his employment contract, Dr. Banholzer will get credit for the years of service he spent at his previous employer in the ESRP. The present value for Dr. Banholzer reflects an offset for the age 65 benefit from his previous employer of $63,217.

The NEOs participate in one or more of the following retirement plans:

The Dow Employees' Pension Plan

The Company provides the Dow Employees' Pension Plan ("DEPP") for its employees and for employees of some of its wholly owned U.S. subsidiaries. DEPP has two active formulas: the DEPP formula, for employees hired prior to January 1, 2008, and the Personal Pension Account formula for employees hired January 1, 2008 and beyond. Upon retirement, a participant receives an annual pension under the DEPP formula subject to a statutory limitation. The benefit is paid in the form of a monthly annuity and is calculated based on the sum of the employee's yearly basic and supplemental accruals up to a maximum of 425% for basic accruals and 120% for supplemental accruals. Basic accruals equal the employee's highest consecutive three-year compensation ("HC3A") multiplied by a percentage ranging from 4% to 18% dependent on the employee's age in the years earned. Supplemental accruals are for compensation in excess of a rolling 36-month average of the Social Security wage base. Supplemental accruals range from 1% to 4%, based on the age of the employee in the years earned. The sum of the basic and supplemental accruals is divided by a conversion factor to calculate an immediate monthly benefit. If the employee terminates employment before age 65 and defers payment of the benefit, the account balance calculated under this formula will be credited with interest. This benefit is known as the DEPP formula benefit.

Certain U.S. plan participants who were hired prior to January 1996 may have a greater benefit calculated under the previous pension plan formula which was frozen as of December 31, 2005. This benefit is equal to 1.6% of the employee's HC3A as of December 31, 2005, multiplied by the employee's years of credited service as of December 31, 2005, using full credited service up to 35 years, and half of the years of credited service in excess of 35 years. No actuarial reductions are taken if the employee is at least age 50 and has combined age and years of service equal to 85 or greater. This formula also contains a provision for an offset of the employee's estimated primary Social Security benefit, calculated using the method specified in the Tax Reform Act of 1986. Employees may receive either the DEPP formula benefit or the 1.6 formula benefit.

The Executives' Supplemental Retirement Plan

Because the U.S. Internal Revenue Code limits the benefits otherwise provided by DEPP, the Board of Directors adopted the Executives' Supplemental Retirement Plan ("ESRP") in 1992 to provide certain management employees who participate in the DEPP with supplemental benefits. The benefits are calculated under the same formulas described above.

The Key Employee Insurance Program

Messrs. Gambrell and Kepler elected to have their ESRP benefit secured by enrolling in the Key Employee Insurance Program ("KEIP") in 1999 and 1998, respectively. KEIP is a life insurance program which secured benefits otherwise available under ESRP, offered to certain management employees as an alternative to the ESRP. Dow has not offered KEIP to employees since 1999. The Company has no plans to reinstate this program for new participants.

Dow Savings Plan – 401(k)

The Company provides all U.S. salaried employees the opportunity to participate in a 401(k) plan (The Dow Chemical Company Employees' Savings Plan). In 2007, if employees contributed 6% of annual salary, Dow provided a maximum matching contribution of 3% of salary and an additional automatic ESOP contribution of 1% of salary. Under the revised

28 2008 DOW PROXY STATEMENT

401(k) plan which is effective for 2008 and beyond, for salaried employees who contribute 2% of annual salary, Dow provides a matching contribution of 100% of the employee's contribution. For salaried employees who contribute up to an additional 4%, Dow provides a 50% match. The NEOs participate in the 401(k) plan on the same terms as other eligible employees.

The following table provides information on compensation the NEOs have elected to defer as described in the narrative that follows.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2007

Name	Executive Contributions in Last Fiscal Year ($)(a)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(b)

Andrew Liveris	79,167	8,278	72,320	—	1,163,963

Geoffery Merszei	—	—	—	—	—

Michael Gambrell	36,067	7,757	5,295	—	110,072

William Banholzer	—	7,757	96,133	—	1,613,120

David Kepler	28,116	7,757	13,968	—	291,824

(a)
Non-Qualified Deferred Compensation contributions are also reported as salary for 2007 in the Summary Compensation Table.

(b)
Includes employee contributions reported as salary for 2006 in the Summary Compensation Table: Liveris $71,667, Gambrell $32,411, Banholzer $28,503, Kepler $25,556.

In order to further assist certain U.S. salaried employees in saving for retirement, Dow provides an Elective Deferral Plan. This plan allows participants to voluntarily defer the receipt of base salary (maximum deferral of 50%) and Performance Award (maximum deferral of 85%).

Each Participant enrolled in the plan will receive a matching contribution using the same formula authorized for salaried participants under the 401(k) plan for employer matching contributions. The current formula provides for a matching contribution on the first 6% of base pay deferred. For purposes of calculating the match under the Elective Deferral Plan, the Company will assume each Participant is contributing the maximum allowable amount to the 401(k) plan and receiving a match thereon. The assumed match from the 401(k) plan will be offset from the matching contribution calculated under the Elective Deferral Plan. The sum of the matching contribution under the Elective Deferral Plan plus the employer matching contributions under the 401(k) plan may not exceed $15,000 per year.

Investment choices include an account with interest equivalent to 125% of the 120-month rolling average of ten-year U.S. Treasury Notes, a phantom Dow stock account tracking the market value of Dow Common Stock with market dividends paid and reinvested, as well as accounts tracking the performance of several mutual funds.

The Elective Deferral Plan allows for distributions to commence on the January 31 after retirement or after a specific future year that can be later or earlier than the retirement date. Retirement under the Plan is defined as termination from employment with The Dow Chemical Company or any of its wholly owned subsidiaries participating in the Elective Deferral Plan on or after age 65, or on or after age 50 with at least 10 years of Company service. Distributions may be paid either in a lump sum or in equal monthly, quarterly or annual installments up to 15 years based on the employee's initial election as to the time and form of payment. If installments were elected, the unpaid balance will continue to accumulate gains and losses based on the employee's investment selections.

The NEOs balances consist primarily of voluntary deferrals (and related earnings), not contributions made by the Company.

2008 DOW PROXY STATEMENT 29

Potential Payments Upon Termination or Change-in-Control

All NEOs are currently retirement eligible, and entitled to benefits similar to most other salaried employees upon separation from the Company. They are also entitled to additional benefits in the case of an involuntary termination without cause or a change-in-control event. All benefits and payments are subject to the terms of the applicable program documents, contracts, and other agreements. The summary below shows the impact of various types of separation events upon the different compensation elements the NEOs receive.

Retirement, Death, or Disability

•
Base Salary: Paid through date of separation on the normal schedule.

•
Performance Award: Prorated for the portion of the year worked and paid on the normal schedule.

•
Benefits: All NEOs except Dr. Banholzer are eligible for retiree medical and life insurance coverage similar to many other salaried U.S. employees.

•
Retirement Plans: Participants have access, in accordance with elections and plan features, to the following retirement plan benefits:

•
Elective Deferral Plan benefits as shown in the Non-qualified Deferred Compensation table and accompanying narrative.

•
Pension benefits as shown in the Pension Benefits Table and described in the accompanying narrative. Participants in DEPP and ESRP are paid a monthly annuity. Participants in KEIP have additional lump-sum features available.

•
Employee Savings Plan (Defined Contribution 401(k) plan).

•
Outstanding Long-Term Incentive Awards

•
Stock Options: Outstanding grants are retained in full. Vesting period remains unchanged; expiration periods are shortened to the earlier of the existing expiration date or five years.

•
Deferred Stock: Current year grants are prorated for the portion of year worked. Other grants are retained in full. Vesting and delivery dates remain unchanged.

•
Performance Shares: Current year grants are prorated for the portion of year worked. Other grants are retained in full. Vesting periods and delivery dates remain unchanged.

Involuntary Termination With Cause

Because all NEOs are currently retirement eligible, they generally will receive the same benefits under an Involuntary Termination with Cause as under retirement with the exception of incentive income, which may be recovered by the Company as described in the Executive Compensation Recovery Policy. In addition, there may be other bases for forfeiture or alternative treatment under the applicable programs for an Involuntary Termination With Cause, based on the particular program terms or other legal bases.

Involuntary Termination Without Cause

In addition to the benefits received due to retirement, as described above, the NEOs will receive the following benefits if involuntarily terminated without cause:

•
A lump-sum severance payment of two weeks per year-of-service (up to a maximum of eighteen months) under the U.S. Severance Plan, plus six months base salary under the Executive Severance Supplement. The U.S. Severance Plan covers most salaried employees in the United States.

•
Outplacement Counseling and Financial/Tax Planning with a value of $30,300.

•
Eighteen months of health and welfare benefits at employee rates.

30 2008 DOW PROXY STATEMENT

Change-in-Control

In addition to benefits received due to retirement, as described above, the NEOs will receive the following benefits if separated due to a Change-in-Control event as defined in the Compensation Discussion and Analysis:

•
A severance payment equal to two times the executive's base salary and target Performance Award (2.99 times for the CEO).

•
An additional two years of credited service and age for purposes of calculating retirement benefits (three years for the CEO).

•
A financial, tax, and outplacement allowance of $50,000.

•
Eighteen months of health and welfare benefits at employee rates.

•
Tax gross-up protection in the event severance exceeds statutory thresholds and becomes subject to an excise tax.

•
LTI awards in the form of Performance Shares and Deferred Stock will vest and be delivered as soon as possible after the Change-in-Control event. Stock Options will vest immediately.

The following table summarizes the value of the incremental benefits to be received due to an Involuntary Termination (without cause) or a Change-in-Control event:

INVOLUNTARY TERMINATION OR CHANGE-IN-CONTROL VALUES

Name	Type of Benefit	Involuntary Termination Without Cause ($)	Change-in-Control ($)

Andrew Liveris	Severance	2,769,231	11,242,400

	Increase in Present Value of Pension	n/a	10,675,117

	Health & Welfare Benefits	7,128	7,128

	Outplacement & Financial Planning	30,300	50,000

	Total:	2,806,659	21,974,645

Geoffery Merszei	Severance	1,363,272	3,132,355

	Increase in Present Value of Pension	n/a	2,215,261

	Health & Welfare Benefits	9,456	9,456

	Outplacement & Financial Planning	30,300	50,000

	Total:	1,403,028	5,407,072

Michael Gambrell	Severance	1,261,138	2,787,482

	Increase in Present Value of Pension	n/a	2,529,912

	Health & Welfare Benefits	7,128	7,128

	Outplacement & Financial Planning	30,300	50,000

	Total:	1,298,566	5,374,522

William Banholzer	Severance	910,142	2,185,302

	Increase in Present Value of Pension	n/a	2,236,211

	Health & Welfare Benefits	15,405	15,405

	Outplacement & Financial Planning	30,300	50,000

	Total:	955,847	4,486,918

David Kepler	Severance	998,109	1,996,218

	Increase in Present Value of Pension	n/a	864,015

	Health & Welfare Benefits	7,128	7,128

	Outplacement & Financial Planning	30,300	50,000

	Total:	1,035,537	2,917,361

2008 DOW PROXY STATEMENT 31

Director Compensation

The following table lists the compensation provided to Dow's non-employee Directors in 2007.

DIRECTOR COMPENSATION FOR 2007

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (a) (b)	Option Awards ($) (b) (c)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (d)	Total ($)

Jacqueline K. Barton	125,000	48,266	65,228	1,054	239,548

James A. Bell	130,000	48,266	48,910	20	227,196

Jeff M. Fettig	130,000	48,266	65,228	—	243,494

Barbara H. Franklin	145,000	48,266	65,228	—	258,494

John B. Hess	115,000	48,266	48,910	—	212,176

Dennis H. Reilley (e)	105,757	—	—	—	105,757

James M. Ringler	125,000	48,266	65,228	575	239,069

Ruth G. Shaw	115,000	48,266	48,910	53	212,229

Paul G. Stern	161,250	48,266	65,228	786	275,530

(a)
The March 5, 2007 grant date accounting fair value of Restricted Stock granted is $41.97 per share with a total value of $48,266 for each Director. Aggregate unvested Restricted Stock holdings at December 31, 2007 were: Barton 12,220; Bell 5,070; Fettig 11,070; Franklin 7,720; Hess 3,970; Reilley 2,820; Ringler 12,991; Shaw 5,070; and Stern 12,220.

(b)
The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with SFAS 123R for awards granted pursuant to the Company's award and option plans. Assumptions used in the calculation of amounts related to equity awards are included in Note N of the Company's audited financial statements for the fiscal year ended December 31, 2007 included in the Company's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on February 19, 2008.

(c)
The March 5, 2007 grant date accounting fair value of Stock Options granted is $9.83 per share with a total value of $59,472 for each Director. Aggregate historical vested and unvested option awards at December 31, 2007 were: Barton 37,400 vested, 6,050 unvested; Bell 4,900 vested, 6,050 unvested; Fettig 13,600 vested, 6,050 unvested; Franklin 37,400 vested, 6,050 unvested; Hess 6,050 unvested; Ringler 33,116 vested, 6,050 unvested; Shaw 4,900 vested, 6,050 unvested; Stern 37,400 vested, 6,050 unvested.

(d)
Consists exclusively of above-market non-qualified deferred compensation earnings.

(e)
Mr. Reilley was elected on August 17, 2007, and received a cash payment of $44,507 upon election to the Board in lieu of the current year stock award.

Directors' fees as stated below are paid only to Directors who are not employees of the Company.

	Fees paid in 2007	Fees to be paid in 2008
Annual Retainer Fee:	$70,000 annually	$70,000 annually
Meeting Retainer Fee:	$45,000 annually	$45,000 annually
Audit Committee Chairmanship:	$15,000 annually	$15,000 annually
All Other Committee Chairmanships:	$10,000 annually	$10,000 annually
Audit Committee Membership:	$15,000 annually	$15,000 annually
Presiding Director Service:	$21,250 annually	$25,000 annually

The Presiding Director Service fee increased from $20,000 per year to $25,000 per year in December 2007. For 2007, the Presiding Director received three quarterly fee installments at the prior rate and one installment at the increased rate, for a total fee of $21,250.

2003 Non-Employee Directors' Stock Incentive Plan

The 2003 Non-Employee Directors' Stock Incentive Plan provides for an annual grant of Restricted Stock and Stock Options to each non-employee Director on March 5 of each year, and allows for occasional additional individual grants of Stock Options, Restricted Stock, Deferred Stock or some combination thereof, at the discretion of the Board of Directors. There were no additional grants in 2007. In 2007, each non-employee Director received 1,150 shares of

32 2008 DOW PROXY STATEMENT

Restricted Stock, with provisions limiting transfer while serving as a Director of the Company, and, at a minimum, two years from the date of grant. In 2007, each non-employee Director serving on the Board as of the grant date received 6,050 ten-year options with an exercise price of $41.97. The options vest one year following the date of grant.

As a guideline, non-employee Directors should own common stock of the Company equal in value to at least four times the amount of the annual Board retainer fee, with a four-year time period after first election to achieve this level.

Non-employee Directors who join the Board of Directors after the March 5 annual grants of Stock Options and Restricted Stock for that year and prior to December 31 of that year are eligible to receive a one-time cash payment ("New Director Retainer") within 30 days of the effective date of their election as a Director. The intent of this New Director Retainer is to encourage a new Director to make an initial investment in the stock of the Company. The amount of the New Director Retainer is calculated from the net present value of the cash equivalent of that year's Stock Option grant and Restricted Stock grant, awarded under the 2003 Non-Employee Directors' Stock Incentive Plan, with stock values based on the then current price of Company stock. It is based on months of Board service for the first year, and is therefore pro-rated for the number of months remaining in the calendar year.

Non-Employee Director Deferred Compensation Plan

Non-employee Directors may choose prior to the beginning of each year to have all or part of their fees credited to a deferred compensation account as participants in The Dow Chemical Company Voluntary Deferred Compensation Plan for Outside Directors As Amended and Restated on February 12, 1998, or The Dow Chemical Company Voluntary Deferred Compensation Plan for Non-Employee Directors effective January 1, 2005. At the election of the Director, fees are deferred into one of several hypothetical investment accounts that accrue investment returns according to the account selected. Investment choices include an account with interest equivalent to 125% of the 120-month rolling average of ten-year U.S. Treasury Notes, a phantom Dow stock account tracking the market value of Dow Common Stock with market dividends paid and reinvested, as well as accounts tracking the performance of several mutual funds. These funds are identical to funds offered as part of the Elective Deferral Plan for management level employees. Such deferred amounts will be paid in installments as elected by the Director at the time of deferral commencing on the July 15 following the Director's termination of Board service, on the following July 15 or on July 15 of the calendar year following the Director's 70th birthday. In The Dow Chemical Company Voluntary Deferred Compensation Plan for Outside Directors As Amended and Restated on February 12, 1998, if the Director elects to receive payment on the July 15 following his or her 70th birthday and if he or she remains on the Board beyond his or her 70th birthday, payments shall start on the July 15 following termination of Board service.

Compensation of Non-Management Employee Directors

Employee Directors, who leave executive management, but remain as active employees and as Directors of the Company, are paid according to a fixed formula determined in advance by the Board of Directors pursuant to the Retirement Policy for Employee Directors ("RPED"). This fixed compensation for such Directors is designed to enhance effective Board service by providing independence from current management. As active employees, participants in the RPED are eligible for certain standard employee benefits, but are not eligible to participate in the Performance Award program, receive new LTI grants, or participate in the Employees' Stock Purchase Plan. Employee Directors are not eligible for any non-employee Director compensation described above. Mr. Arnold Allemang was a participant in the RPED and received $736,205 in compensation in 2007. Mr. J. Pedro Reinhard was a participant in the RPED and received $343,847 in 2007.

In the event of a Change-in-Control, employee Directors participating in RPED will receive a lump sum payment in an amount equal to the net present value of the remaining benefit.

Business Travel Accident Insurance for Non-Employee Directors

Dow has a rider on its Business Travel Accident insurance policy covering each non-employee Director for $300,000 which will cover accidental death and dismemberment if the Director is traveling on Dow business.

2008 DOW PROXY STATEMENT 33

Equity Compensation Plan Table

EQUITY COMPENSATION PLAN INFORMATION

	(1)	(2)		(3)

Plan Category	# of securities to be issued upon exercise of outstanding options, warrants, rights	Weighted-average exercise price of outstanding options, warrants, rights ($)		# of securities remaining available for future issuance under equity compensation plans (excluding securities in column (1))

Equity Compensation Plans Approved by Security Holders	56,666,882	40.41	(a)	88,499,783	(b)

Equity Compensation Plans Not Approved by Security Holders	217,150	34.30		—

Total (c)	56,884,032	39.77		88,499,783

As of December 31, 2007

(a)
Calculation does not include outstanding Performance Shares that have no exercise price.

(b)
The 1988 Award and Option Plan provides that the number of shares available for grant in any calendar year is equal to 1.5% of the total shares of common stock outstanding on the first day of the year, plus 50% of the shares available for grant but not granted under the plan in each of the previous three years, plus up to 50% of the subsequent year's allocation. As a result of this formula, 50% of the shares first allocated but not granted in a year cease to be available for grant in the following year, and the remaining 50% cease to be available for grant after an additional two years. Shares available for grant under other stockholder-approved plans are also included.

(c)
Does not include options to acquire 4,214,867 shares of stock with a weighted-average exercise price of $31.43 that were assumed in connection with the Union Carbide Corporation merger in 2001.

34 2008 DOW PROXY STATEMENT

BENEFICIAL OWNERSHIP OF COMPANY STOCK

The following table presents the beneficial ownership of Dow's Common Stock as of February 19, 2008, except as noted, for (i) each Director of the Company, (ii) each executive officer of the Company listed in the Summary Compensation Table, (iii) all Directors and executive officers as a group, and (iv) each person beneficially owning more than 5% of the outstanding shares of Dow's Common Stock.

Name	Current Shares Beneficially Owned (a)		Rights to Acquire Beneficial Ownership of Shares (b)	Total	Percent of Shares Beneficially Owned

A. A. Allemang	349,161.4		127,500.0	476,661.4	*
W. F. Banholzer	3,550.2		135,272.0	138,822.2	*
J. K. Barton	16,010.0		38,566.0	54,576.0	*
J. A. Bell	5,570.0		10,950.0	16,520.0	*
J. M. Fettig	11,070.0		19,650.0	30,720.0	*
B. H. Franklin	18,154.2		39,850.0	58,004.2	*
M. R. Gambrell (c)	91,030.4		286,843.0	377,873.4	*
J. B. Hess	51,370.0		6,050.0	57,420.0	*
D. E. Kepler	92,316.0		314,896.0	407,212.0	*
A. N. Liveris	185,786.7		888,499.0	1,074,285.7	*
G. E. Merszei	30,683.1		362,792.0	393,475.1	*
D. H. Reilley	8,420.0		0.0	8,420.0	*
J. M. Ringler	15,080.9		39,166.0	54,246.9	*
R. G. Shaw	6,690.0		10,950.0	17,640.0	*
P. G. Stern	23,660.0		39,850.0	63,510.0	*
Group Total	908,552.9		2,320,834.0	3,229,386.9	0.33%
All Directors and Executive Officers as a Group (21 persons)	1,172,629.3		2,912,450.0	4,085,079.3	0.42%
Certain Other Owners:
AXA	66,763,997.0	(d)	—	66,763,997.0	7.07%
Dodge & Cox	58,454,402.0	(e)	—	58,454,402.0	6.19%

(a)
In addition to shares held in sole name, this column includes all shares held by a spouse and other members of the person's immediate family who share a household with the named person. This column also includes all shares held in trust for the benefit of the named party in The Dow Chemical Company Employees' Savings Plan. Beneficial ownership of some or all of the shares listed may be disclaimed.

(b)
This column includes any shares that the person could acquire through 4/19/2008, by (1) exercise of an option granted by Dow; (2) Performance Shares granted by Dow to be delivered prior to 4/19/2008; or (3) payment of any balance due under a subscription in The Dow Chemical Company 2003-2013 Employees' Stock Purchase Plan. To the extent that these shares have not been issued as of the record date, they cannot be voted at the Meeting.

(c)
Mr. Gambrell has 10,000 shares of Dow Common Stock in a margin account. There is an outstanding extension of credit against this account.

(d)
Based on a Schedule 13G filed by AXA Financial, Inc., AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle (collectively, "AXA") on February 14, 2008 with the U.S. Securities and Exchange Commission reporting beneficial ownership as of December 31, 2007. AXA has sole voting power over 50,893,431 shares, shared voting power with respect to 6,789,714 shares, sole dispositive power with respect to 66,763,936 shares and shared dispositive power with respect to 61 shares. AXA's address is 1290 Avenue of the Americas, New York, NY 10104.

(e)
Based on a Schedule 13G filed by Dodge & Cox on February 13, 2008 with the U.S. Securities and Exchange Commission reporting beneficial ownership as of December 31, 2007. Dodge & Cox has sole voting power over 55,507,627 shares, shared voting power with respect to 118,828 shares and sole dispositive power with respect to all such shares. Dodge & Cox's address is 555 California Street, 40th Floor, San Francisco, CA 94104.

*
Less than 0.11% of the total shares of Dow Common Stock issued and outstanding.

2008 DOW PROXY STATEMENT 35

Agenda Item 2

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

RESOLVED, that the appointment of Deloitte & Touche LLP to audit the 2008 consolidated financial statements and related internal control over financial reporting of The Dow Chemical Company and its subsidiaries, made by the Audit Committee with the concurrence of the Board of Directors, is hereby ratified.

The Company Bylaws provide that the selection of the independent registered public accounting firm must be presented for stockholder ratification or rejection at the Annual Meeting. The Audit Committee has appointed, and the Board has concurred subject to your ratification, Deloitte & Touche LLP to audit and report on the consolidated financial statements and related internal control over financial reporting of Dow and its subsidiaries for 2008. Deloitte & Touche LLP served as Dow's independent registered public accounting firm for 2007. Deloitte & Touche LLP has offices at or near most of the locations where Dow operates in the United States and other countries.

Before making its determination on appointment, the Audit Committee carefully considers the qualifications and competence of candidates for the independent registered public accounting firm. For Deloitte & Touche LLP, this has included a review of its performance in prior years, its independence and processes for maintaining independence, the results of the most recent internal quality control review or Public Company Accounting Oversight Board inspection, the key members of the audit engagement team, the firm's approach to resolving significant accounting and auditing matters including consultation with the firm's national office, as well as its reputation for integrity and competence in the fields of accounting and auditing. Additional information may be found in the Audit Committee Report on page 46 and Audit Committee charter available on the Company's corporate governance website at www.DowGovernance.com.

The Audit Committee has expressed its satisfaction with Deloitte & Touche LLP. In February 2008, Deloitte & Touche LLP advised the Audit Committee that, like all other major accounting firms, it has been named as a defendant in a number of civil lawsuits, most of which are premised on allegations that financial statements issued by clients and reported on by the firm were incorrect. Deloitte & Touche LLP has further advised the Audit Committee that based on the firm's historical experience and understanding of the circumstances giving rise to such lawsuits, the firm does not believe that they will have a significant impact on the firm's ability to serve as the independent registered public accounting firm for the Company. The Audit Committee has concluded that the ability of Deloitte & Touche LLP to perform services for the Company is not adversely affected by such litigation.

Representatives of Deloitte & Touche LLP will attend the Annual Meeting and may make a statement if they wish. They will be available to answer stockholder questions at the Meeting.

Approval of this proposal to ratify the appointment of Deloitte & Touche LLP requires a majority of votes actually cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast "for" or "against" are included. Abstentions and broker non-votes are not included. In the event that the selection of Deloitte & Touche LLP is not ratified by stockholders, the Audit Committee will take that into account in connection with any future decisions as to the selection of a firm to serve as the Company's auditors, although by law the Audit Committee has final authority over the determination of whether to retain Deloitte & Touche LLP or another firm at any time.

The Board of Directors unanimously recommends that stockholders vote FOR the proposal to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for Dow and its subsidiaries for 2008.(continued on next page)

36 2008 DOW PROXY STATEMENT

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For the years ended December 31, 2007 and 2006, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates. Audit and audit-related fees aggregated $22,816,000 and $19,869,000 for the years ended December 31, 2007 and 2006, respectively. Total fees paid to the independent registered public accounting firm were:

Type of Fees	2007	2006

	$ in thousands
Audit Fees (a)	$20,840	$18,783
Audit-Related Fees (b)	1,976	1,086
Tax Fees (c)	5,818	4,126
All Other Fees	0	0
TOTAL	$28,634	$23,995

(a)
The aggregate fees billed for the integrated audit of the Company's annual financial statements and audit of internal control over financial reporting, the reviews of the financial statements in quarterly reports on Form 10-Q, comfort letters, consents, statutory audits and other regulatory filings.

(b)
Primarily for audits of employee benefit plans' financial statements, due diligence procedures for acquired businesses, audits and reviews of divested businesses, and agreed-upon procedures engagements. Amount for 2006 revised to conform to current year presentation.

(c)
For preparation of expatriate employees' tax returns and related compliance services – $5,584,000 in 2007 and $3,663,000 in 2006; international tax compliance – $170,000 in 2007 and $256,000 in 2006; corporate tax consulting – $64,000 in 2007 and $104,000 in 2006; and tax return preparation compliance software – $0 in 2007 and $103,000 in 2006.

Agenda Item 3

STOCKHOLDER PROPOSAL FOR REPORT ON CHEMICALS FROM DOW CHEMICAL
WITH KNOWN LINKS TO ASTHMA AND OTHER RESPIRATORY PROBLEMS

Stockholders have stated that their representative intends to present the following proposal at the Annual Meeting. The Company will promptly provide the names and addresses of the stockholders and the number of shares owned upon request directed to the Corporate Secretary. Dow is not responsible for the contents of the proposal. If properly presented at the Annual Meeting, your Board unanimously recommends a vote AGAINST the following proposal.

Stockholder Resolution

Whereas:

•
Approximately half of Dow's end-use pesticide products (73 of 149) may be linked to asthma and other respiratory problems through active or inert ingredients or metabolites. Common Dow pesticide products with ingredients linked to respiratory problems include: FulTime, Dursban, Lorsban, Glyphomax, Tordon, Telone, Starane, Dithane, Widematch, Vikane/Profume and more.

•
According to the Centers for Disease Control and Prevention (CDC), 16 million people in the U.S. suffer from asthma. Since the mid-1980s, asthma rates have reached epidemic levels.

•
CDC states that nearly 1 in 8 school-aged children have asthma, the leading cause of school absenteeism due to chronic illness. Children are more susceptible than adults to asthma; lungs do not fully develop until at least the eighth year after birth, making a child vulnerable to pesticides and other pollutants linked to asthma. The number of children dying from asthma increased almost threefold from 1979 to 1996. The estimated annual cost of treating childhood asthma is $3.2 billion.

•
According to a 2004 study in Environmental Health Perspectives, pesticides are both a trigger and root cause of asthma. Researchers discovered that children exposed to herbicides are four and a half times more likely to be diagnosed with asthma before age five; toddlers exposed to insecticides are over two times more likely to get asthma.

•
In addition to its retail and wholesale pesticide products, Dow produces many active ingredients in pesticides ultimately sold by other companies. For example, Dow is the sole US producer of 2,4-D, and one of the world's largest producers of chlorpyrifos, both of which are linked to asthma.

(continued on next page)

2008 DOW PROXY STATEMENT 37

•
Data from CDC's 2005 National Report on Human Exposure to Environmental Chemicals found 76% of Americans have chlorpyrifos metabolites in their bodies. Children ages 6-11 have exposure at four times the level EPA considers acceptable for long-term exposure. Additionally, more than 25% of Americans have 2,4-D in their bodies, with highest concentrations also found in children ages 6-11. Proponents believe that CDC's data may aid in correlation of exposures to disease, which could in turn increase legal liabilities for Dow.

RESOLVED: Shareholders request that the Board establish an independent panel, controlling for conflict of interest, to publish by May 2009, at reasonable cost and excluding proprietary information, a report analyzing the extent to which Dow products may cause or exacerbate asthma, and describing public policy initiatives, and Dow policies and activities, to phase out or restrict materials linked with such effects.

SUPPORTING STATEMENT: Proponents believe the report should include any and all Dow product found in peer-reviewed literature to potentially cause and/or trigger asthma, including end-use pesticides (and their inert ingredients and metabolites), pesticide active ingredients and other chemicals.

Company's Statement and Recommendation

Your Board of Directors unanimously recommends a vote AGAINST this proposal.

In light of existing disclosures and public outreach, Dow believes that the report called for by this proposal is unnecessary and would divert Company resources without benefit to our stockholders.

Pesticides improve the world's food production and protect people and homes from destructive and disease-carrying insects and crop diseases. Before being sold in the United States and other countries, these products must be registered by government regulators charged with the protection of human health and the environment.

Approvals are granted by U.S. regulators only after review of extensive scientific information. Once products are registered, they are subjected to ongoing scrutiny. In response to new information, regulators have authority to require additional studies, limit uses or cancel product registrations. These decisions and the rationale behind them are published and are available to regulators in other nations charged with pesticide reviews.

There is no scientific or regulatory consensus that pesticides are a significant cause or trigger of asthma. The Environmental Protection Agency, the National Institute for Environmental Health Sciences, and the Centers for Disease Control and Prevention have taken the position that dust mites, molds, tobacco smoke, cockroaches and a variety of other materials are common causes or triggers of asthma. While some peer-reviewed articles have found that there is an association between pesticides and respiratory conditions, the foregoing agencies have not concluded that pesticides are a significant cause of asthma.

Chlorpyrifos and 2,4-D, chemicals referenced in the proposal, have both undergone thorough science-based reviews by U.S. and European Union regulatory authorities. Continued evaluation by regulators of these and other pesticide products – including review of research articles in the open scientific literature – occurs normally in the course of maintaining product registrations.

Additional health and safety information on chlorpyrifos and 2,4-D is available at www.chlorpyrifos.com and www.24d.org. Dow supports these and our other products with a strong product stewardship program. Additional information on Dow product stewardship is available at www.dowagro.com/rc/index.htm and www.dowproductsafety.com.

The actions requested in this resolution would duplicate independent, credible, transparent, science-based regulatory processes that are already in place. In the United States and many other nations, existing regulatory processes already provide opportunities for public review and comment; these venues would be a more appropriate forum for proponents of this proposal to express their concerns.

For all of these reasons, your Board believes that this proposal is not in the best interests of Dow or its stockholders.

Accordingly, your Board unanimously recommends a vote AGAINST this proposal.

Vote Required

Approval of the resolution requires a majority of votes actually cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast "for" and "against" are included, while abstentions and broker non-votes are not included.

38 2008 DOW PROXY STATEMENT

Agenda Item 4

STOCKHOLDER PROPOSAL FOR REPORT ON ENVIRONMENTAL
REMEDIATION IN MIDLAND AREA

A stockholder has stated that its representative intends to present the following proposal at the Annual Meeting. The Company will promptly provide the name and address of the stockholder and the number of shares owned upon request directed to the Corporate Secretary. Dow is not responsible for the contents of the proposal. If properly presented at the Annual Meeting, your Board unanimously recommends a vote AGAINST the following proposal.

Stockholder Resolution

Whereas:

In the Saginaw River downstream of Dow Chemical's Midland plant, dioxin levels have been measured above 1.6 million parts per trillion, the highest levels in the Great Lakes. The residential cleanup standard is 90 ppt. The Environmental Protection Agency (EPA) has charged Dow with delaying cleanup of downstream waterways and found significant deficiencies in the company's work plans; in 2007 EPA issued consent orders requiring immediate action to remove hazardous sediments from certain areas with some of the highest concentrations.

Dow's contamination stretches more than 50 miles through two river systems to the Saginaw Bay, which empties to Lake Huron, making it one of the largest contamination sites in the country. In August 2007, EPA also required Dow to take certain actions regarding the downstream migration of contaminants to Lake Huron.

A Dow-funded study confirmed increased levels of dioxin in the blood of residents living in the contaminated floodplain near Dow, with median levels of dioxin in their blood 28 percent higher than a comparison group.

The Michigan Department of Environmental Quality (MDEQ) has warned Tittabawassee-area residents that regularly eating fish and game from the river can dramatically increase dioxin exposure; eating seven monthly meals of sport fish from the Tittabawassee River would increase exposure to dioxin by 3,900 percent.

Dow Chemical is being sued by individuals representing 2,000 residents living along the Tittabawassee River and flood plain, alleging that dioxin from the Midland plant threatened their health and lowered property values. The class-action lawsuit seeks damages possibly totaling $100 million dollars.

A National Academy of Science review reaffirmed dioxin's toxicity as a known human carcinogen. According to the report, "There does not appear be a safe 'threshold' for dioxin's carcinogenic effects. Evidence has accumulated...that dioxin also causes many other health problems even at low levels, such as developmental problems in children, immunologic problems in children and adults, reproductive problems in adults, and diabetes." Dioxin has been called the 'new lead' because its effects on children can include impairments in basic functions, and because exposure is widespread.

Proponents believe that continued delays in thorough characterization and remediation of dioxin exposures near Dow's Midland facilities may lead to increased long term liabilities and reputational damage for Dow.

Resolved:  Shareholders request that the Board of Directors issue a report to shareholders by April 2009, at reasonable cost and excluding confidential information, summarizing the pace and effectiveness of the environmental remediation process being undertaken by Dow in the vicinity of and downstream from its Midland headquarters.

Supporting Statement

Proponents believe that such report should include overall public exposure and environmental goals; estimates of the overall volume of dioxin contaminated soil and sediment alleged to be caused or affected by Dow Chemical and the portion that will have been removed or remediated on a year by year basis, for each of the next twelve years; methods of remediation; and effectiveness of those methods at removing dioxin from waterways, floodplains and the food chain.

Company's Statement and Recommendation

Your Board of Directors unanimously recommends a vote AGAINST this proposal.

This proposal asks stockholders to vote in support of the publication of a new report summarizing the pace and effectiveness of the environmental remediation process being undertaken by Dow in the vicinity of and downstream from its Midland headquarters. (continued on next page)

2008 DOW PROXY STATEMENT 39

In their proposal above, the proponents base their request for a new report on numerous arguments that are inaccurate, misleading, out of context or ill-informed.

Proponents state that the University of Michigan's study confirmed increased levels of dioxin in the blood of residents living in the contaminated floodplain. This conclusion lacks important context and is misleading. University of Michigan researchers combined the results of dioxin, furans and PCBs together and concluded that the most significant factors contributing to combined dioxin, furan and PCB blood levels were that people living in this area tend to be older and heavier than people in the control group. Both age and body weight are well-known contributors to higher levels of dioxins in the general U.S. population, due to historically higher levels of dioxin, furans and PCBs in food and the way the body eliminates dioxin, furans and PCBs. When the University of Michigan results take into account age and weight, blood levels of dioxin and furans are not elevated above the levels found in people living elsewhere in the absence of any known source of dioxin contamination. In addition, a recent "Pilot Exposure Study" conducted by the Michigan Department of Community Health ("MDCH") also found, "The levels of DLCs (dioxin-like compounds) measured in participants' blood serum samples fell within the range of preliminary estimated background levels for people with no known exposure to dioxins and furans beyond background."

The proponents' statement about Michigan Department of Environmental Quality ("MDEQ") warnings to Tittabawassee-area residents regarding consumption of fish and game from the river is similarly ill-informed, and it, too, requires further scrutiny. Overwhelmingly, the preferred species for consumption from the Tittabawasee River is walleye. The current MDCH fish consumption advisory lists walleye as a "safe fish for families" and allows "unlimited consumption of walleye under 22 inches" for adults. The MDEQ warning is largely based on models using extreme assumptions about consumption that do not reflect typical real world conditions. In addition, the University of Michigan dioxin exposure study determined that "eating fish, no matter whether it is sport-caught, store-bought or from a restaurant, is related to higher levels of dioxins in people's blood. This applies to fish both from the contaminated area in Midland/Saginaw and from outside the contaminated area." Even so, the MDCH and the University of Michigan report that the levels of dioxin-like compounds measured in local people's blood serum samples fall within the range of preliminary estimated background levels for people with no known exposure to dioxins and furans beyond background. Consequently, MDEQ and proponents grossly exaggerate exposure estimates due to consuming locally caught fish.

Statements about the findings of the National Academy of Sciences ("NAS") report on the U.S. Environmental Protection Agency's ("EPA") Draft Dioxin Risk Reassessment are misleading and in some cases entirely inaccurate. Commenting on the relative human health risk of dioxin exposure, the NAS said, "The potential adverse effects of TCDD, other dioxins, and dioxin-like compounds from long-term, low-level exposures to the general public are not directly observable and remain controversial." And, contrary to proponents' statements that, "According to the report there does not appear to be a safe threshold for dioxin's carcinogenic effects," the NAS actually noted that EPA's sole reliance on non-threshold models for determining risk "lacked adequate scientific support."

Proponents' concerns about possible delays in achieving thorough remediation, and the potential for long-term adverse impact on the Company, are also ill-founded. As part of the required regulatory process governing the approach to be taken to resolve the local situation, a detailed Remedial Investigation Work Plan ("Work Plan") outlining required projects, implementation protocol, specific activities and a schedule for completion of each component of the Work Plan, has been submitted and significant portions of the detailed work have been implemented. Our current proposed Work Plans target a 2010 completion date for resolving the mid-Michigan furan and dioxin situation. The Work Plan is publically available on the Internet.

Even if the misstatements in proponents' proposal were corrected, Dow's Board of Directors believes the proponents' request to issue a new report summarizing the pace and effectiveness of the environmental remediation process is both duplicative of the regulatory process requirements for communication and stakeholder engagement, and is in any event, premature.

In addition, quarterly public communication meetings are scheduled jointly by Dow and MDEQ for the explicit purpose of keeping the community aware of plans and progress toward completing the investigation and remediation processes in the most transparent manner possible. (continued on next page)

40 2008 DOW PROXY STATEMENT

These communications are adequate to apprise the public and interested stockholders of Dow's progress in the process. There is no way to develop, with any degree of confidence, an assessment of the effectiveness of the environmental remediation process before the Remedial Investigation has been completed, before feasibility studies for each potential remedy have been conducted, and before final remedies have been implemented and the effectiveness of these remedies has been validated. Nor will it be possible to estimate volumes of soil and sediment that might be involved in the remediation until and after the abovementioned work has been completed and MDEQ approves a plan for remediation.

For these reasons Dow believes this proposal is unnecessary, that it would divert Company resources and deliver no benefit to stockholders. Accordingly, your Board unanimously recommends a vote AGAINST this proposal.

Vote Required

Approval of the resolution requires a majority of votes actually cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast "for" and "against" are included, while abstentions and broker non-votes are not included.

Agenda Item 5

STOCKHOLDER PROPOSAL FOR REPORT ON GENETICALLY ENGINEERED SEED

Stockholders have stated that their representative intends to present the following proposal at the Annual Meeting. The Company will promptly provide the names and addresses of the stockholders and the number of shares owned upon request directed to the Corporate Secretary. Dow is not responsible for the contents of the proposal. If properly presented at the Annual Meeting, your Board unanimously recommends a vote AGAINST the following proposal.

Stockholder Resolution

Whereas: Disclosure of material information is a fundamental principle of our capital markets. Investors, their confidence in corporate bookkeeping shaken, are starting to scrutinize other possible "off-balance sheet" liabilities, such as risks associated with activities harmful to human health and the environment, that can impact long-term shareholder value.

SEC reporting requirements include disclosure of environmental liabilities and of trends and uncertainties that the company reasonably expects will have a material impact on revenues. Company directors and officers must proactively identify and assess trends or uncertainties that may adversely impact their revenues and disclose the information to shareholders. Public companies are now required to establish a system of controls and procedures designed to ensure that financial information required to be disclosed in SEC filings is recorded and reported in a timely manner.

Resolved: That shareholders request the board of directors to review and report to shareholders by November 2008, on the company's internal controls related to potential adverse impacts associated with genetically engineered organisms, including:

•
adequacy of current post-marketing monitoring systems;

•
adequacy of plans for removing GE seed from the ecosystem should circumstances so require;

•
possible impact on all Dow seed product integrity;

•
effectiveness of established risk management processes for different environments and agricultural systems.

Supporting Statement

Dow's seed producing investment significantly increased with:

•
corn seed licensing pact with Monsanto (9/14/07);

•
acquisition of the corn division of Agromen Tecnologia Ltda, a large Brazilian seed company (Gazeta mercantil, 8/2/07);

•
acquisition of Netherlands-based Duo Maize. (8/30/07);

(continued on next page)

2008 DOW PROXY STATEMENT 41

•
acquisition of the Austrian affiliate of Maize Technologies International (MTI) an Austrian based corn seed company, as well as ownership of MTI's French affiliate and other related assets. (5/1/07)

Producers of GE-seeds are merely encouraged to have voluntary safety consultations with the FDA. The FDA does not issue assurances as to the safety of these products.

According to Safety of Genetically Engineered Foods: Approaches to Assessing Unintended Health Effects (National Academy of Sciences [NAS] 7/2004: "...there remain sizable gaps in our ability to identify... unintended adverse effects on human health [of genetically modified organisms]."

No post-marketing surveillance is required to verify results of pre-market screening for unanticipated adverse health consequences from the consumption of GE food (NAS 7/2004) or environmental impacts from the production of GE crops.

Gone to Seed (Union of Concerned Scientists) reports that GE-DNA is contaminating U.S. traditional seed stocks, of corn, soybeans and canola...left unchecked could disrupt agricultural trade, unfairly burden the organic foods industry, and allow hazardous materials in the food supply.

Three court rulings question the adequacy of USDA's oversight of GE crops:

•
Judge Breyer, Federal Dist. Court, ruled USDA failed to adequately assess potential environmental impact of GE alfalfa (2/13/07)

•
US Judge Henry Kennedy ordered USDA to more thoroughly review applications for GE field trials. (2/5/07)

•
Federal District Court ruled that USDA's permitting of drug-producing GE crops in Hawaii violated the Endangered Species Act and the National Environmental Policy Act. (8/10/06)

Company's Statement and Recommendation

Your Board of Directors unanimously recommends a vote AGAINST this proposal.

Dow's commercial ventures in biotechnology include transgenic corn, soybean, cotton, alfalfa and canola. Dow believes these products are well-regulated and generate significant positive economic, social and environmental contributions to our society.

The benefits of crop biotechnology are demonstrated by its broad adoption by farmers around the world. In 2007, these crops were planted by more than twelve million farmers on more than 280 million acres in 23 countries. (C. James, ISAAA, 2007.)

Novel biotech products are subject to extensive review and rigorous health, safety and environmental testing prior to regulatory approval. Throughout the past decade, these products have been widely grown and consumed in the United States without harm to health or the environment. Dow believes this is in itself a demonstration of their safety and of the effectiveness of the regulatory system that permits and oversees the products.

All of Dow's agricultural biotech products have been successfully reviewed by the appropriate U.S. regulatory agencies. The U.S. Food and Drug Administration oversees these products to ensure food safety. The U.S. Department of Agriculture regulates them in terms of environmental safety, including field testing (a joint responsibility with the Environmental Protection Agency ("EPA")), and transportation and importation. The EPA regulates pesticide-active biotech products for human and environmental safety including field testing, proper use and stewardship. Final authorizations for the Company's products have been granted only following completion of all required human health and environmental studies and after successful conclusion of regulatory reviews encompassing the research, development and commercialization of these products. Also, following commercialization, Dow continues to monitor its products for specific environmental effects. (continued on next page)

42 2008 DOW PROXY STATEMENT

In addition to regulatory review in the United States, products of crop biotechnology are subjected to detailed scientific scrutiny and oversight by importing nations, prior to their introduction. Regulatory processes for review and approval of agricultural biotechnology products are already in place in many countries, including Australia, Argentina, Brazil, Burkina Faso, Canada, China, Colombia, the countries of the European Union, Honduras, Indonesia, India, Japan, Korea, Mexico, New Zealand, Paraguay, the Philippines, Singapore, South Africa, Switzerland, Taiwan, Thailand and Uruguay, and are rapidly being developed in other nations. After these products have been commercialized, Dow is required by law to report any adverse human health or environmental effects noted anywhere in the world to U.S. regulatory authorities.

Consistent with Responsible Care® and our internal Guiding Principles for Biotechnology, Dow is committed to making health, safety and environmental protection an integral part of the design, production, marketing and distribution of all our products. Each product receives an internal risk assessment prior to commercialization, and the Company's processes are designed to ensure good stewardship. Also, Dow is leading industry-wide efforts to further enhance stewardship programs globally and follows the Biotechnology Industry Organization's Product Launch Stewardship Policy developed to facilitate the introduction of novel biotech products to the marketplace.

Dow has quality management systems in place to monitor seed purity and to facilitate compliance with applicable governmental standards and regulations. The primary focus of these systems is on prevention, supported by proactive and sustained stakeholder outreach, communications and education. Through an extensive and effective in-field monitoring system, Dow is also well prepared to identify and manage potential issues after product commercialization through isolation and elimination of any unwanted material. These practices and principles represent an essential foundation for any successful biotechnology business.

In support of robust science-based regulations, and to better define proper use and stewardship requirements for each product, the Company engages in proactive dialogue with customers, scientists, policymakers and other stakeholders. In countries with evolving regulatory systems, such as Mexico, Dow provides government authorities with relevant studies assessing the safety of its products prior to seeking approvals for commercialization. Studies above and beyond those required by regulators are often performed by the Company to ensure product integrity, consumer confidence and adherence to high standards of stewardship.

As an augment to the extensive information offered to the public by U.S. regulatory authorities, Dow already provides a wide range of communications on its agricultural biotechnology products, including specifics on product use and safety, insect resistance management and grain marketing guidelines. This information is available on the Internet, through published papers and through direct communications to customers and other interested parties. Additionally, the Company actively leads or supports a number of educational programs initiated by third-party or industry groups. These programs are designed to communicate the benefits of agricultural biotechnology, promote its effective and responsible use, and maintain the integrity of markets through effective grain marketing and stewardship.

For all of these reasons, your Board believes that this proposal is not in the best interests of Dow or its stockholders. Accordingly, your Board unanimously recommends a vote AGAINST this proposal.

Vote Required

Approval of the resolution requires a majority of votes actually cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast "for" and "against" are included, while abstentions and broker non-votes are not included.

®
Responsible Care is a service mark of the American Chemistry Council in the United States.

2008 DOW PROXY STATEMENT 43

Agenda Item 6

STOCKHOLDER PROPOSAL ON AN EXECUTIVE COMPENSATION PLAN

A stockholder has stated that its representative intends to present the following proposal at the Annual Meeting. The Company will promptly provide the name and address of the stockholder and the number of shares owned upon request directed to the Corporate Secretary. Dow is not responsible for the contents of the proposal. If properly presented at the Annual Meeting, your Board unanimously recommends a vote AGAINST the following proposal.

Stockholder Resolution

Pay-for-Superior-Performance Principle Proposal

Resolved: That the shareholders of The Dow Chemical Company ("Company") request that the Board of Director's Executive Compensation Committee adopt a pay-for-superior-performance principle by establishing an executive compensation plan for senior executives ("Plan") that does the following:

•
Sets compensation targets for the Plan's annual and long-term incentive pay components at or below the peer group median;

•
Delivers a majority of the Plan's target long-term compensation through performance-vested, not simply time-vested, equity awards;

•
Provides the strategic rationale and relative weightings of the financial and non-financial performance metrics or criteria used in the annual and performance-vested long-term incentive components of the Plan;

•
Establishes performance targets for each Plan financial metric relative to the performance of the Company's peer companies; and

•
Limits payment under the annual and performance-vested long-term incentive components of the Plan to when the Company's performance on its selected financial performance metrics exceeds peer group median performance.

Supporting Statement: We feel it is imperative that executive compensation plans for senior executives be designed and implemented to promote long-term corporate value. A critical design feature of a well-conceived executive compensation plan is a close correlation between the level of pay and the level of corporate performance. The pay-for-performance concept has received considerable attention, yet all too often executive pay plans provide generous compensation for average or below average performance when measured against peer performance. We believe the failure to tie executive compensation to superior corporate performance has fueled the escalation of executive compensation and detracted from the goal of enhancing long-term corporate value. Post-employment benefits provided to executives from severance plans and supplemental executive pensions exacerbate the problem.

We believe that the pay-for-superior-performance principle presents a straightforward formulation for senior executive incentive compensation that will help establish more rigorous pay for performance features in the Company's Plan. A strong pay and performance nexus will be established when reasonable incentive compensation target pay levels are established; demanding performance goals related to strategically selected financial performance metrics are set in comparison to peer company performance; and incentive payments are awarded only when median peer performance is exceeded.

We believe the Company's Plan fails to promote the pay-for-superior-performance principal in several important ways. Our analysis of the Company's executive compensation plan reveals the following features that do not promote the pay-for-superior-performance principle:

•
The annual bonus is based 75% on a Company Economic Profit goal, but the company does not disclose the target level required for payout.

•
Performance shares make up only 25% of the long-term incentive plan. The remainder is made up of 50% fixed-price stock options and 25% time-based deferred stock.

•
Performance share awards are peer group related; however, target payout is awarded for median performance.

We believe a plan designed to reward superior corporate performance relative to peer companies will help moderate executive compensation and focus senior executives on building sustainable long-term corporate value.

(continued on next page)

44 2008 DOW PROXY STATEMENT

Company's Statement and Recommendation

Your Board of Directors unanimously recommends a vote AGAINST this proposal.

The Company supports pay-for-performance and has adopted executive compensation programs that place less emphasis on base salary than on performance-based awards and equity-based compensation. Our compensation programs are designed to attract, motivate, and retain the most talented executives and to reward them when achieving Company success in stockholder return, financial performance, and other operational measures. Our compensation programs are regularly benchmarked against a group of 20 peer companies, and are designed to compensate at the median of this group over the long-term. Actual payouts under these programs may be above or below the median based upon Company and personal performance. Greater than 80% of the Company's top executives' pay is considered "at-risk" based upon the achievement of specified results. The proposal specifically addresses the following performance-based programs:

•
Long-term Incentive Equity Awards ("LTI"):  LTI awards, along with Dow's executive stock ownership guidelines, are designed to reward long-term performance, retain top talent, and promote stock ownership. All three components of the LTI program are performance-based:

•
Performance Shares have no value unless the Company exceeds predefined performance measures.

•
Stock Options have no value to executives unless the price of Dow stock appreciates after the options are granted.

•
Deferred Stock vests over three years and will lose value if the stock price depreciates after the grant date.

The Compensation Committee of the Board of Directors (the "Committee") feels that the current mix of Stock Options, Deferred Stock, and Performance Shares helps Dow meet all of these objectives.

•
Performance Award:  50% of the Performance Award is based upon Company Economic Profit. The proposal correctly points out that the Company does not publicly disclose Economic Profit Goals. This is because disclosure of Economic Profit goals could enable competitors, customers, and suppliers to accurately estimate one of the critical financial metrics that drive business decisions. Performance Award targets are set by the Committee.

The Committee, which is comprised entirely of independent Directors, is responsible for ensuring the Company's executive compensation policies and programs are competitive within the markets in which Dow competes for talent, and reflect the long-term investment interests of our stockholders. The Committee reviews and approves the compensation design, compensation levels, and benefits programs for all senior executives. We believe it is in the best interest of our stockholders that the Committee is able to implement an executive compensation program that rewards executives for their performance, based on the objectives it seeks to achieve. Our current structure allows the Committee to reward long-term, strategic decisions that are beneficial to Dow even though they may not result in short-term returns versus our peer companies. By contrast, this proposal would limit the Committee's ability to calibrate and tailor the appropriate amount of compensation to reward these long-term, strategic decisions. The Committee also believes that Dow is a unique company with different strategies and goals, unique challenges and opportunities, and operates in different geographic areas than some of our peer companies. The proposal, as written, would compensate executives simply based on whether or not the Company exceeds the median performance of the peer group and would not allow for the exercise of the appropriate discretion and judgment needed by the Committee to reward long-term performance.

For all of these reasons, your Board believes that this proposal is not in the best interests of Dow or its stockholders. Accordingly, your Board unanimously recommends a vote AGAINST this proposal.

Vote Required

Approval of the resolution requires a majority of votes actually cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast "for" and "against" are included, while abstentions and broker non-votes are not included.

2008 DOW PROXY STATEMENT 45

AUDIT COMMITTEE REPORT

The Audit Committee (the "Committee") of the Board of Directors is comprised entirely of independent Directors who meet the independence, experience and other qualification requirements of the New York Stock Exchange ("NYSE") and the Company that are available on the Company's corporate governance website at www.DowGovernance.com, and are attached to this Proxy Statement as Appendix A. The Committee operates pursuant to a charter that is also available at www.DowGovernance.com.

The Board has determined that all of the Committee members are financially literate and are audit committee financial experts as defined by the applicable standards.

The Committee had nine meetings during 2007, four of which were in-person meetings that included separate executive sessions of the Committee with the lead client service partner of the independent registered public accounting firm, the internal auditor, management and among the Committee members themselves. Four of the meetings were conference calls related to the Company's earnings announcements and periodic filings. Numerous other informal meetings and communications among the Chair, various Committee members, the independent registered public accounting firm, the internal auditor and/or members of the Company's management also occurred.

On behalf of the Board of Directors, the Committee oversees the Company's financial reporting process and its internal control over financial reporting, areas for which management has the primary responsibility. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company's audited financial statements with accounting principles generally accepted in the United States and for issuing its report on the Company's internal control over financial reporting.

In this context, the Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements and the quarterly unaudited financial statements, matters relating to the Company's internal control over financial reporting and the processes that support certifications of the financial statements by the Company's Chief Executive Officer and Chief Financial Officer.

Among other items, the Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the standards of the Public Company Accounting Oversight Board. The Committee has received from the independent registered public accounting firm the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. In addition, the Committee has received written materials addressing Deloitte & Touche LLP's internal quality control procedures and other matters as required by the NYSE listing standards.

Further, the Committee has pre-approved all audit, audit-related and permitted non-audit services provided by the independent registered public accounting firm to the Company and the related fees for such services, and has concluded that such services are compatible with the auditors' independence. The Committee's charter allows delegation of the authority to pre-approve audit, audit-related and permitted non-audit services by the independent registered public accounting firm to a subcommittee consisting of one or more Committee members, provided that such subcommittee decisions be presented to the full Committee at its next scheduled meeting.

Relying on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements and management's assertion on internal control over financial reporting be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the U.S. Securities and Exchange Commission. The Committee has also selected Deloitte & Touche LLP as the Company's independent registered public accounting firm for the Company and its subsidiaries for 2008. The Board of Directors has concurred on that selection and has presented the matter to the stockholders of the Company for ratification.

Audit Committee

Barbara H. Franklin, Chair James A. Bell Jeff M. Fettig	Dennis H. Reilley Paul G. Stern

46 2008 DOW PROXY STATEMENT

OTHER GOVERNANCE MATTERS

Future Stockholder Proposals

If you satisfy the requirements of the U.S. Securities and Exchange Commission (the "Commission") and wish to submit a proposal to be considered for inclusion in the Company's proxy material for the 2009 Annual Meeting, please send it to the Corporate Secretary.* Under the rules of the Commission, proposals must be received no later than November 28, 2008.

Future Annual Meeting Business

Under the Company's Bylaws, if you wish to raise items of proper business at an Annual Meeting you must give advance written notification to the Corporate Secretary.* For the 2009 Annual Meeting, written notice must be given between November 28, 2008, and January 27, 2009. Such notices must comply with the Bylaws provisions and include your name and address, representation that you are a holder of common stock entitled to vote at such Meeting and intend to appear in person or by proxy at the Meeting, disclosure of any material interest in such business, description of the business proposed, and the reasons for conducting such business. A copy of the Bylaws may be found on the Company's website at www.DowGovernance.com. Alternatively one will be sent without charge to any stockholder who sends a written request to the Corporate Secretary.*

Multiple Stockholders with the Same Address

In accordance with a notice sent previously to stockholders with the same surname who share a single address, only one Proxy Statement and accompanying Annual Meeting materials will be sent to an address unless contrary instructions were received from any stockholder at that address. This practice, known as "householding," is designed to reduce printing and postage costs. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the practice. If you are a registered stockholder, you may revoke your consent at any time by sending your name and your account number to Dow's stock transfer agent, The Bank of New York ("BNY"), P.O. Box 11023, New York, NY 10286-1023. You may also call BNY toll-free at 800-369-5606 in the United States and Canada to revoke your consent. If you hold your stock in street name, you may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Householding Department, Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you are a registered stockholder receiving multiple copies of these materials at the same address or if you have a number of accounts at a single brokerage firm, you may submit a request at the foregoing addresses to receive a single copy of materials in the future.

Copies of Proxy Material and Form 10-K

Dow's Proxy Statement and Annual Report on Form 10-K are posted on Dow's website at www.DowGovernance.com/proxy. Stockholders may receive printed copies of each of these documents without charge by contacting the Company's Investor Relations Office at 800-422-8193 or 989-636-1463, or 2030 Dow Center, Midland, MI 48674.

Internet Delivery of Proxy Materials

Stockholders may consent to receive their Proxy Statement and other Annual Meeting materials in electronic form rather than in printed form. This results in faster delivery of the documents and significant savings to the Company by reducing printing and mailing costs. Registered stockholders may provide their consent for electronic delivery at www.proxyconsent.com/dow or when they vote their shares on the Internet at https://www.proxypush.com/dow. Most holders in street name may provide their consent for electronic delivery while voting on the Internet at www.proxyvote.com. If you previously consented to electronic delivery, but have since changed your email address, please re-register at www.proxyconsent.com/dow.

Corporate Governance Documents

The Company's Code of Business Conduct, Board Committee charters and Corporate Governance Guidelines are available at www.DowGovernance.com. Stockholders may obtain a printed copy of these materials upon request by contacting the Office of the Corporate Secretary.*

*
Office of the Corporate Secretary, The Dow Chemical Company, 2030 Dow Center, Midland, MI 48674, 989-636-1792 (telephone), 989-638-1740 (fax).

2008 DOW PROXY STATEMENT 47

Other Matters

The Board does not intend to present any business at the Meeting not described in this Proxy Statement. The enclosed proxy voting form confers upon the persons designated to vote the shares represented the discretionary authority to vote such shares in accordance with their best judgment. Such discretionary authority is with respect to all matters that may come before the Meeting in addition to the scheduled items of business, including matters incident to the conduct of the Meeting and any stockholder proposal omitted from the Proxy Statement and form of proxy. At the time that this Proxy Statement went to press, the Board of Directors was not aware of any other matter that may properly be presented for action at the Meeting, but the enclosed proxy form confers the same discretionary authority with respect to any such other matter.

Charles J. Kalil Executive Vice President, Law and Government Affairs, General Counsel and Corporate Secretary	Midland, Michigan March 28, 2008

48 2008 DOW PROXY STATEMENT

Appendix A

DIRECTOR INDEPENDENCE

An "independent" Director is a Director whom the Board of Directors has determined has no material relationship with The Dow Chemical Company, or any of its consolidated subsidiaries (collectively, the "Company"), either directly, or as a partner, stockholder or officer of an organization that has a relationship with the Company. For purposes of this definition, the Board has determined that a Director is not independent if:

1.
The Director is, or has been within the last three years, an employee of the Company, or an immediate family member of the Director is, or has been within the last three years, an executive officer of the Company;

2.
The Director has received, or has an immediate family member who has received, during any 12-month period during the last three years, more than $100,000 in direct compensation from the Company (other than Board and committee fees, and pension or other forms of deferred compensation for prior service). Compensation received by an immediate family member for service as an employee (other than an executive officer) of the Company is not considered for purposes of this standard;

3.
(a) The Director, or an immediate family member of the Director, is a current partner of the Company's external auditor; (b) the Director is a current employee of the Company's external auditor; (c) an immediate family member of the Director is a current employee of the Company's external auditor who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (d) the Director, or an immediate family member of the Director, was within the last three years (but is no longer) a partner or employee of the Company's internal or external auditor and personally worked on the Company's audit within that time;

4.
The Director, or an immediate family member of the Director, is a current employee of, or has any business relationship with, the Company's internal audit function;

5.
The Director, or an immediate family member of the Director, is, or has been within the last three years, employed as an executive officer of another company where any of the Company's present executive officers serve or served at the same time on that company's compensation committee;

6.
The Director is a current executive officer or employee, or an immediate family member of the Director is a current executive officer, of another entity that has made payments to, or received payments from, the Company for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the consolidated gross revenues of the Company or the other entity; or

7.
The Director is an executive officer of a charitable or non-profit organization to which the Company has made contributions that, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the charitable or non-profit organization's consolidated gross revenues.

An "immediate family" member includes a Director's spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares the Director's home.

2008 DOW PROXY STATEMENT 49

2008 ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 15, 2008 at 10:00 a.m. EDT

Midland Center for the Arts
1801 West St. Andrews, Midland, Michigan

Parking and Attendance

Complimentary self-parking is available at the Midland Center for the Arts, 1801 West St. Andrews, Midland, Michigan. Seating is limited. Tickets of admission or proof of stock ownership are necessary to attend the Meeting as explained on page 1 of this Proxy Statement. Only stockholders may attend or one person holding a proxy for any stockholder or account (in addition to those named as Board proxies on the proxy forms). Proxy holders are asked to present their credentials in the lobby before the Annual Meeting begins. If you are unable to attend the Meeting, please listen to the live audio webcast at the time of the Meeting or the audio replay after the event, at www.DowGovernance.com.

About Dow

With annual sales of $54 billion and 46,000 employees worldwide, Dow is a diversified chemical company that combines the power of science and technology with the "Human Element" to constantly improve what is essential to human progress. The Company delivers a broad range of products and services to customers in around 160 countries, connecting chemistry and innovation with the principles of sustainability to help provide everything from fresh water, food and pharmaceuticals to paints, packaging and personal care products. References to "Dow" or the "Company" mean The Dow Chemical Company. More information about Dow can be found at www.dow.com

®™ Trademark of The Dow Chemical Company

Printed on recycled paper	Form No. 161-00692

BNY (212) 493-6961 — 70191 — Dow Chemical Company — Internet/Telephone Proxy Card            Proof 4 — 02/16/07 — 13:10

The Dow Chemical Company			Your Vote is Important Vote by Internet / Telephone 24 Hours a Day, 7 Days a Week
VOTE BY INTERNET			VOTE BY TELEPHONE

https://www.proxypush.com/dow			1-866-430-8289

Within U.S. and Canada only

•	Have your proxy card ready.		• Have your proxy card ready.
•	Go to the website address listed above.	OR	• Use any touch-tone telephone.
•	Follow the simple instructions that appear on your computer screen.		• Follow the simple recorded instructions.

Your 2008 Annual Meeting materials are enclosed and may be found on: www.DowGovernance.com/proxy

If you vote on the Internet or by telephone, do not mail this card.

The Board of Directors recommends a vote FOR Agenda Items 1 and 2 and AGAINST Agenda Items 3, 4, 5 and 6 below.

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE

					☒	Please mark votes as in this example.
1.	Election of 12 Directors:

	FOR ALL	☐	WITHHOLD FOR ALL	☐	EXCEPTIONS	☐		THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AGENDA ITEMS 1, AND 2 AND AGAINST AGENDA ITEMS 3, 4, 5 AND 6.

										FOR	AGAINST	ABSTAIN
Nominees:		01—Arnold A. Allemang, 02—Jacqueline K. Barton, 03—James A. Bell, 04—Jeff M. Fettig,
		05—Barbara H. Franklin, 06—John B. Hess, 07—Andrew N. Liveris, 08—Geoffery E. Merszei, 09—Dennis H. Reilley, 10—James M. Ringler, 11—Ruth G. Shaw, 12—Paul G. Stern.						4.	Stockholder Proposal on Environmental Remediation in the Midland Area.	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name and check the “Exceptions” box above.)								5.	Stockholder Proposal on Genetically Engineered Seed.	☐	☐	☐

					FOR	AGAINST	ABSTAIN	7.	Stockholder Proposal on a Compensation Plan.	☐	☐	☐
2.	Ratification of the Appointment of the Independent Registered Public Accounting Firm.				☐	☐	☐

3.	Stockholder Proposal on Chemicals with Links to Respiratory Problems.				☐	☐	☐	I/we have marked an address change on this card or attachment.				☐

								I/we have made comments on this card or attachment.				☐
S C A N L I N E

Please sign exactly as name or names appear above. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title.

							Date	Share Owner sign here			Co-Owner sign here

BNY (212) 493-6961 — 70191 — Dow Chemical Company — Internet/Telephone Proxy Card Proof 4 — 02/16/07 — 13:10

Annual Meeting of Stockholders
The Dow Chemical Company

May 15, 2008 - 10 a.m. EDT
Midland Center for the Arts
1801 West St. Andrews, Midland, Michigan

Ticket is not transferable.
Cell phones, cameras and recording devices
are not permitted at the Meeting.

[Revised]

TICKET OF ADMISSION

The Annual Meeting of Stockholders of The Dow Chemical Company will be held on Thursday, May 15, 2008, at 10 a.m. EDT at the Midland Center for the Arts, 1801 West St. Andrews, Midland, Michigan. Items of business are:

•                  Election of twelve Directors.

•                  Ratification of the Independent Registered Public Accounting Firm.

•                  Four proposals submitted by stockholders.

The Board of Directors recommends a vote FOR Agenda Items 1 and 2 and AGAINST Agenda Items 3, 4, 5 and 6.

Only stockholders who held shares of record as of the close of business on March 17, 2008, are entitled to receive notice of and to vote at the Meeting or any adjournment thereof.

Your vote is important. Whether or not you plan on attending the Meeting, please vote your shares as soon as possible on the Internet, by telephone or by mailing this form.

PROXY AND VOTING INSTRUCTION FORM

THIS FORM IS SOLICITED ON BEHALF OF THE DOW BOARD OF DIRECTORS

I/We hereby appoint John B. Hess, Geoffery E. Merszei and Paul G. Stern, jointly and severally, proxies, with full power of substitution, to vote all shares of common stock of THE DOW CHEMICAL COMPANY that I/we may be entitled to vote at the Annual Meeting of Stockholders to be held at the Midland Center for the Arts, 1801 West St. Andrews, Midland, Michigan, on May 15, 2008, at 10 a.m. EDT and at any adjournment thereof, on the following matters and upon such other business as may properly come before the Meeting.

Such proxies are directed to vote as specified on the reverse side, or if no specification is made, FOR Agenda Items 1 and 2 and AGAINST Agenda Items 3, 4, 5 and 6, and to vote in accordance with their discretion on such other matters as may properly come before the Meeting. To vote in accordance with the Dow Board of Directors’ recommendations, just sign and date on the reverse side—no voting boxes need to be checked.

NOTICE TO PARTICIPANTS IN EMPLOYEES’ SAVINGS PLANS

This card also constitutes voting instructions for participants in The Dow Chemical Company Employees’ Savings Plan, The Dow Chemical Company Employee Stock Ownership Plan, the DH Compounding Savings and Retirement Plan, and/or the Mycogen Corporation Deferred Savings Plan (the “Plans”). Your signature on the reverse side of this form will direct the respective Trustee to vote all shares of common stock credited to your account at the Meeting and at any adjournment thereof. According to its Confidential Voting Policy, Dow has instructed the Trustees and their agents not to disclose to the Dow Board or management how individuals in the Plans have voted. If no instructions are provided, the respective Trustee will vote the respective Plan shares according to the Plan provisions.

If voting by mail, return ballots to:	The Dow Chemical Company
PROXY PROCESSING
P.O. BOX 3544
S HACKENSACK NJ 07606-9244

Form must be signed and dated on the reverse side.

QuickLinks

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 15, 2008 AT 10:00 A.M. EDT
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON THURSDAY, MAY 15, 2008 AT 10:00 A.M. EDT
The 2008 Proxy Statement, 2007 Form 10-K and Stockholder Summary and the 2007 Corporate Report are available at www.DowGovernance.com/proxy
VOTING PROCEDURES
CORPORATE GOVERNANCE
Agenda Item 1
CANDIDATES FOR ELECTION AS DIRECTOR
COMPENSATION COMMITTEE REPORT
COMPENSATION DISCUSSION AND ANALYSIS
BENEFICIAL OWNERSHIP OF COMPANY STOCK
Agenda Item 2 RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Agenda Item 3 STOCKHOLDER PROPOSAL FOR REPORT ON CHEMICALS FROM DOW CHEMICAL WITH KNOWN LINKS TO ASTHMA AND OTHER RESPIRATORY PROBLEMS
Agenda Item 4 STOCKHOLDER PROPOSAL FOR REPORT ON ENVIRONMENTAL REMEDIATION IN MIDLAND AREA
Agenda Item 5 STOCKHOLDER PROPOSAL FOR REPORT ON GENETICALLY ENGINEERED SEED
Agenda Item 6 STOCKHOLDER PROPOSAL ON AN EXECUTIVE COMPENSATION PLAN
AUDIT COMMITTEE REPORT
OTHER GOVERNANCE MATTERS
DIRECTOR INDEPENDENCE
2008 ANNUAL MEETING OF STOCKHOLDERS Thursday, May 15, 2008 at 10:00 a.m. EDT
Midland Center for the Arts 1801 West St. Andrews, Midland, Michigan